EXHIBIT 99.2

The share exchange described in this notice involves the securities of foreign companies. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial information included in this document have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country and all of its officers and directors are residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the transaction described below, such as in open market or privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Japanese-language original. Such Japanese-language original shall be the controlling document for all purposes.

(Securities Code: 8186)

July 9, 2021

To: Shareholders

OTSUKA KAGU, LTD.

3-6-11, Ariake, Koto-ku, Tokyo

Tsuneo Mishima, Representative Director, Chairman and President

Notice of Convocation of 50th Annual General Meeting of Shareholders

Greetings, we would like to express our sincere gratitude for your continued support.

This is to notify you that the Company’s 50th Annual General Meeting of Shareholders will be held as set forth below.

If you do not attend on the day of the meeting, you can vote in writing. Please take the time to review the General Shareholders Meeting Reference Materials below, indicate your votes for or against the agenda items in the enclosed voting form, and send it back to us so that it arrives by 6:00 p.m. on July 28, 2021 (Wednesday).

Thank you.

1.	Date and time:	July 29, 2021 (Thursday); 10:00 a.m.
2.	Venue:	3-4-10 Ariake, Koto-ku, Tokyo Tokyo Fashion Town Building (TFT Building) West 2F TFT Hall 500

3.	Purposes of the general shareholders meeting

	Matters to be reported:	50th Term (May 1, 2020 to April 30, 2021) Business Report and Financial Statements Report

Matters to be voted on:
	Agenda items: Agenda No.1: Agenda No.2:	Approval of a Share Exchange Agreement between the Company and YAMADA HOLDINGS CO., LTD. Appointment of eight directors

4.	Matters decided with regard to the convocation

(1) Treatment of voting forms lacking indication of a vote for or against an agenda item

If a voting form that lacks indication of a vote for or against an agenda item is submitted, it will be treated as a vote “for” the agenda item.

(2) Posting of some documents on an Internet website

For some of the documents to be provided upon this convocation notice, we will consider that we have provided the following documents to shareholders pursuant to the provisions of laws and regulations and Article 16 of the articles of incorporation by posting them on the Company’s website on the Internet (https://www.idc-otsuka.jp/company/ir/meeting/), and they are not included in this convocation notice.

(i) Statement of changes in shareholder equity etc.

(ii) Notes to non-consolidated financial statements

(iii) Audit report of the Accounting Auditor

(iv) Audit report of the Audit & Supervisory Board

For some of the documents regarding to the agenda No.1 to be provided upon this convocation notice, we have provided the articles of incorporation and the financial statements for the most recent business year of YAMADA HOLDINGS to shareholders pursuant to the provisions of laws and regulations and Article 16 of the articles of incorporation by posting them on the Company’s website on the Internet (https://www.idc-otsuka.jp/company/ir/meeting/).

•

If you attend on the day of the meeting, please submit the enclosed voting form at the meeting venue reception. Further, in the interest of conserving resources, please bring this convocation notice with you.

•

In the event of any revision to the business report, financial statements, or General Shareholders Meeting Reference Materials, or if there is a significant change to the operation of the general shareholders meeting because of the transmission status of Covid-19 or the like, we will post an update on the Company’s website on the Internet (https://www.idc-otsuka.jp/company/ir/meeting/).

General Shareholders Meeting Reference Materials

Agenda and Reference Information

Proposal No. 1: Approval of a Share Exchange Agreement between the Company and YAMADA HOLDINGS CO., LTD.

The Company and YAMADA HOLDINGS CO., LTD. (“YAMADA HOLDINGS”), at their respective meetings of the board of directors held on June 9, 2021, passed a resolution to conduct a share exchange (the “Share Exchange”) in which YAMADA HOLDINGS will become the wholly-owning parent company and the Company will become the wholly-owned subsidiary, and the two companies entered into a share exchange agreement (the “Share Exchange Agreement”) on the same date.

Accordingly, we would like to request approval for the Share Exchange Agreement.

In accordance with Article 796, Paragraph 2 of the Companies Act (Act No. 86 of 2005 includes subsequent amendments; the same applies below), the Share Exchange will be conducted by YAMADA HOLDINGS through a simplified share exchange procedure that does not require approval by a resolution of the shareholder’s meeting. For the Company, it is planned that the Share Exchange Agreement will be approved at this General Meeting and will take effect on September 1, 2021.

Prior to the effective date of the Share Exchange (scheduled for September 1, 2021), shares of common stock of the Company (“Company Shares”) will be delisted as of August 30, 2021, on the JASDAQ Standard Market (“JASDAQ”) of Tokyo Stock Exchange, Inc. (the “Tokyo Stock Exchange”) (the last trading day will be August 27, 2021).

The reasons for carrying out the Share Exchange, the content of the Share Exchange Agreement, and other matters relating to the agenda items are as set forth below.

1.	Reasons for carrying out the Share Exchange

Since its establishment in 1973 as a sole proprietorship, YAMADA HOLDINGS has sought to be a corporate group that continues to grow together with society through constant innovation, based on the management philosophy of “creation and challenge” and “gratitude and trust” as a specialty retailer of home appliances. YAMADA HOLDINGS has been building a new business model as an electronics retail store by overturning the conventional thinking of the industry with innovative ideas, and will continue to expand through proactive forward-looking management, while strengthening its financial structure by steadily implementing capital policies, and strengthening its management resource base. YAMADA HOLDINGS has been working to enhance its corporate value based on the concept of “Total-Living (Kurashi-Marugoto)” as a lifestyle facilitator with the home electric appliance sales business as its core. However, in order to further enhance the management efficiency and governance of the entire group, YAMADA HOLDINGS shifted to a holding company structure on October 1, 2020, and from July 1, 2021, has been implementing a reorganization, etc. as the five business segments of “Denki (Electrical Business),” “Housing and Construction,” “Finance,” “Environment,” and “Other Division.” By shifting to a holding company structure, YAMADA HOLDINGS separated management and supervision from business execution, and focuses on comprehensive control, including the planning and drafting of management strategies for the sustainable growth and development of the group, thereby building a structure that further strengthens group governance. Under the new structure with clearly defined business responsibilities, YAMADA-DENKI Co., Ltd. (“YAMADA DENKI”) concentrates on the sales of home appliances and information appliances and the execution of business operations of the product sales business related to housing, thereby improving the management efficiency of the entire YAMADA HOLDINGS group and further enhancing its corporate value. In addition, through such means as the reorganization of the organizational structure implemented on July 1, 2021, YAMADA HOLDINGS will accelerate independent business activities by each segment and build a structure that further strengthens group governance, with the aim of promptly promoting the “Total-Living (Kurashi-Marugoto)” strategy and increasing corporate value through the SDGs and ESG initiatives. Going forward, YAMADA HOLDINGS will continue to take on a variety of challenges for sustainable growth and development in the future through initiatives such as the development of new business areas centered on home appliance sales and the promotion of structural reforms.

Since its founding in 1969, the Company has had a mission to provide “quality living” as a comprehensive interior company, and offers excellent products from all over the world at reasonable prices with satisfying service. The Company is a wholesale and retail business that directly deals with manufacturers, having approximately 340 domestic and overseas suppliers of products, and 15 stores in major cities nationwide and one sales office (as of June 9, 2021). In addition, the Company has a contract business division that handles furniture and interiors for large-scale projects such as hotels, and has been actively developing its business with corporate clients.

In February 2019, YAMADA HOLDINGS and the Company reached a basic agreement on a business alliance in order to mutually utilize their respective strengths to contribute to the development of society as well as the home appliance retail industry and the furniture and interior industry, and in turn, to contribute to the enhancement of their corporate value. The Company has provided products and know-how in furniture sales and human resources to the “Kaden Sumairu Kan” operated by YAMADA HOLDINGS, and YAMADA HOLDINGS and the Company collaborated in the supply of home appliances and furniture to hotels, offices, etc. in the corporate sector. In order to further strengthen collaboration, YAMADA HOLDINGS and the Company signed a capital and business alliance agreement on December 12, 2019, under which YAMADA HOLDINGS subscribed for 30,000,000 shares in the Company and 90,000 units of Series 3 Subscription Rights through a third-party allotment, and became the parent company of the Company, holding 30,000,000 shares (the ratio to the number of shares obtained by subtracting the number of treasury shares (470,054 shares) from the total number of issued shares (58,356,300 shares): 51.83% (as of April 30, 2021)). Since then, YAMADA HOLDINGS and the Company have continued to jointly develop products, expand sales through the online business of YAMADA HOLDINGS, and strengthen cooperation in the corporate sector; furthermore, we believe that this collaborative relationship is contributing to the progress of the Company’s reforms and the development of the YAMADA HOLDINGS group.

However, YAMADA HOLDINGS has recognized that the current consolidated parent-subsidiary relationship based on the premise of maintaining the listing of the Company is insufficient to accurately seize business opportunities and achieve more flexible and agile reforms in response to the rapidly changing environment surrounding the furniture sales industry, including a decline in demand for new construction and the rise of e-commerce, in addition to budget-minded consumers. Based on this recognition, YAMADA HOLDINGS has decided that making the Company a wholly-owned subsidiary of YAMADA HOLDINGS will further strengthen the collaborative relationship and enable swift and flexible decision-making and thorough implementation of policies within the YAMADA HOLDINGS group, which will not only enhance the corporate value of the Company but also that of the YAMADA HOLDINGS group; accordingly, YAMADA HOLDINGS has requested the Company to hold discussions toward making it a wholly-owned subsidiary through the Share Exchange in February 2021.

The Company has worked to increase its corporate value by working with YAMADA HOLDINGS to increase sales of furniture and home appliances by offering total solutions for the home. While these initiatives have progressed to a certain extent, we recognize that the business environment surrounding the Company is still challenging due to factors such as the contraction of the furniture market resulting from a decrease in the number of new housing starts and intensifying competition due to the presence of competitors. In addition, the Company recognizes that there are management issues such as: the reduction of sales opportunities as a result of the closure of stores and the reduction of floor space in order to improve the profit structure and reduce costs; a structural conflict of interest with YAMADA HOLDINGS; operating income and operating cash flow have been negative since the fiscal year ended December 2016; and significant doubts about the company’s ability to continue as a going concern based on financial statements (the “GC Note”), making it difficult to make aggressive investments.

The Company faces severe business conditions and management issues as described above, and in order to promptly address these issues, we recognize the need to undertake and implement swift and drastic business structural reforms to expand sales opportunities, stabilize its financial base, and enable the execution of active investments (the restoration of its brand image which has been tarnished by the proxy fight, etc. in 2015). However, we believe there is a limitation on the implementation of these measures based on the Company’s own management resources and financial base. Since the Company has minority shareholders, the management resources and financial support provided by YAMADA HOLDINGS to the Company by the current capital and business alliance are limited. Also, it is difficult for us to make prompt decisions due to conflicts of interest. In addition, in light of the situation concerning the GC note, if the Company remains listed, it is necessary to conduct management that places a certain weight on the maintenance of business performance in the short term; therefore, the possibility cannot be denied that the need for structural reform from a medium- to long-term perspective will not be valued by the market, which may adversely affect the share price of the Company.

Under these circumstances, the Company believes that by becoming a wholly-owned subsidiary of YAMADA HOLDINGS, which is the parent company of the Company and which operates the electrical appliance and housing businesses that are closely related to the Company, the Company will be able to further strengthen its alliance with YAMADA HOLDINGS, receive aggressive investment of management resources and financial support from YAMADA HOLDINGS, resolve the issue of structural conflicts of interest among group companies, and that by making the Company a non-listed company, the Company will be able to build a system that can realize its management strategy from a medium- to long-term perspective, including the implementation of drastic structural reforms, without being bound by short-term appraisals from the stock market, based on flexible decision-making. As a result, the Company believes that becoming a wholly-owned subsidiary of YAMADA HOLDINGS by the Share Exchange will contribute to enhancing the Company’s corporate value.

More specifically, if the Company becomes a wholly-owned subsidiary of YAMADA HOLDINGS by the Share Exchange, it will be possible to receive more aggressive investment of management resources and financial support from YAMADA HOLDINGS than before; moreover, it will receive the following benefits: (1) increase the number of the Company products offered at existing stores of YAMADA DENKI, strengthen sales capabilities through the mutual use of sales networks, enable the exchange of personnel, etc.; (2) eliminate the problems related to the implementation of structural reforms caused by giving consideration to the Company’s minority shareholders and the consequent aggressive mutual investment of management resources, as well as eliminate structural conflicts of interest and conduct prompt and efficient intergroup transactions; (3) accelerate the opening of new stores, refurbish existing stores, reinforce advertising, invest in EC and DX, etc., by stabilizing the financial base; (4) unify joint purchase, joint import and foreign exchange management, enable investments to improve logistics efficiency and make effective use of warehouses, and other investments in core systems to improve management efficiency and realize cost synergies; and (5) reduce listing maintenance costs, etc.

YAMADA HOLDINGS and the Company have held a series of discussions, and have decided that making the Company a wholly-owned subsidiary of YAMADA HOLDINGS will enable flexible decision-making, and more strongly demonstrate group synergies from a medium- to long-term perspective by utilizing the management resources and networks of the entire Yamada Holdings group, as well as flexible fund-raising within the group. As a result, YAMADA HOLDINGS and the Company have determined that making the Company a wholly-owned subsidiary through the Share Exchange will contribute to the enhancement of their corporate value. In addition, YAMADA HOLDINGS and the Company believe that in order for the Company to further promote its reforms and achieve sustainable growth, it is necessary for the Company to be delisted from the stock exchange to enable flexible decision-making, unconstrained by short-term stock market valuations. Through the Share Exchange, YAMADA HOLDINGS and the Company will aim to improve their corporate value by improving management flexibility, further strengthening group strategies, and improving management efficiency by reducing costs associated with the dissolution of the parent-subsidiary listing.

2.	Overview of the Share Exchange Agreement

The particulars of the Share Exchange Agreement executed between the Company and YAMADA HOLDINGS on June 9, 2021 is as set forth in the following “Share Exchange Agreement (copy)”.

Attachments 1-4 in Article 4, Paragraph 1 of the “Share Exchange Agreement (copy)” are set forth in Attachments 1-4 to the Appendix to the General Shareholders Meeting Reference Materials.

Share Exchange Agreement (copy)

YAMADA HOLDINGS CO., LTD. (“YAMADA HOLDINGS”) and OTSUKA KAGU, LTD. (“OTSUKA KAGU”) hereby execute this Share Exchange Agreement (this “Agreement”) as follows dated June 9, 2021 (“Execution Date”).

Article 1. Share Exchange

In accordance with the provisions of this Agreement, YAMADA HOLDINGS and OTSUKA KAGU will carry out a share exchange (“Share Exchange”) with YAMADA HOLDINGS as the wholly-owning parent company in the Share Exchange and OTSUKA KAGU as the wholly-owned subsidiary in the Share Exchange, and through the Share Exchange, YAMADA HOLDINGS will acquire all of the issued shares of OTSUKA KAGU (excluding shares of OTSUKA KAGU held by YAMADA HOLDINGS; hereinafter the same).

Article 2. Tradenames and Addresses of Party Companies

The tradenames and addresses of YAMADA HOLDINGS and OTSUKA KAGU are as follows:

YAMADA HOLDINGS:	Tradename:	YAMADA HOLDINGS CO., LTD.
Address: 1-1 Sakae-cho, Takasaki City, Gunma
OTSUKA KAGU:		Tradename: OTSUKA KAGU, LTD.
Address: 3-6-11 Ariake, Koto-ku, Tokyo

Article 3. Shares to be Delivered in the Share Exchange and Allocation Thereof

1.

In the Share Exchange, YAMADA HOLDINGS shall deliver to OTSUKA KAGU shareholders as of the time (“Record Time”) immediately preceding the time of YAMADA HOLDINGS’s acquisition of all issued shares of OTSUKA KAGU through the Share Exchange (meaning the shareholders after OTSUKA KAGU’s treasury shares are cancelled pursuant to Article 8, and excluding YAMADA HOLDINGS; “Allotment-Eligible Shareholders”), in exchange for the common shares of OTSUKA KAGU that they hold, the number of common shares of YAMADA HOLDINGS obtained by multiplying the total number of OTSUKA KAGU common shares they hold by 0.58.

2.	In the Share Exchange, YAMADA HOLDINGS will allot to Allotment-Eligible Shareholders 0.58 common shares of YAMADA HOLDINGS for each common share of OTSUKA KAGU that they hold.

3.

In the event of any fraction in the number of common shares of YAMADA HOLDINGS to be allotted to Allotment-Eligible Shareholders in accordance with the provisions of the preceding two paragraphs, YAMADA HOLDINGS shall process this in accordance with the provisions of Article 234 of the Companies Act and other related laws and regulations.

Article 4. Subscription Rights to be Delivered in the Share Exchange and Allocation Thereof

1.

In the Share Exchange, YAMADA HOLDINGS shall deliver to each of OTSUKA KAGU’s holders of subscription rights set forth in Column 1 of rows ① and ② of the following table that are indicated or recorded in OTSUKA KAGU’s registry of subscription rights as of the Record Time (“Allotment-Eligible Holders of Subscription Rights”), in exchange for the subscription rights of OTSUKA KAGU that it holds, the number of subscription rights of YAMADA HOLDINGS set forth in Column 1 of rows ① and ② of the following table obtained by multiplying the total number of subscription rights of OTSUKA KAGU held by the relevant Allotment-Eligible Holder of Subscription Rights by 1.

	Column 1		Column 2
	Name	Particulars	Name	Particulars
①	OTSUKA KAGU, LTD. Series 1 Subscription Rights	Set forth in Attachment 1	YAMADA HOLDINGS CO., LTD. Series 1 Subscription Rights	Set forth in Attachment 2
②	OTSUKA KAGU, LTD. Series 2 Subscription Rights	Set forth in Attachment 3	YAMADA HOLDINGS CO., LTD. Series 2 Subscription Rights	Set forth in Attachment 4

2.

In the Share Exchange, YAMADA HOLDINGS will allot to each Allotment-Eligible Holder of Subscription Rights, for each unit of subscription rights of OTSUKA KAGU set forth in Column 1 of rows ① and ② of the table of the preceding paragraph, one unit of subscription rights of YAMADA HOLDINGS set forth in Column 2 of rows ① and ② of the table of the preceding paragraph.

Article 5. Amounts of Capital and Reserves

The amounts of capital and reserves increasing through the Share Exchange shall be the amounts separately specified by YAMADA HOLDINGS as appropriate in accordance with the provisions of Article 39 of the Regulation on Corporate Accounting.

Article 6. Effective Date of the Share Exchange

The Share Exchange shall come into effect on September 1, 2021 (“Effective Date”); provided, however, that if necessary because of the progress of the procedures for the Share Exchange or other reasons, YAMADA HOLDINGS and OTSUKA KAGU can agree to change the Effective Date upon consultation.

Article 7. Approval of Share Exchange Agreement

1.

In accordance with the provisions of the main clause of Article 796, Paragraph 2 of the Companies Act, YAMADA HOLDINGS will carry out the Share Exchange without receiving approval of this Agreement based on a resolution of a general shareholders meeting as specified in Article 795, Paragraph 1 of the Companies Act; provided, however, that if approval of this Agreement based on a resolution of a general shareholders meeting becomes necessary in accordance with Article 796, Paragraph 3 of the Companies Act, YAMADA HOLDINGS will request approval of this Agreement based on a resolution of a general shareholders meeting by the day preceding the Effective Date.

2.

By the day preceding the Effective Date, OTSUKA KAGU will request approval of this Agreement based on a resolution of a general shareholders meeting as specified in Article 783, Paragraph 1 of the Companies Act.

Article 8. Cancellation of Treasury Shares

OTSUKA KAGU will cancel all of the treasury shares that it holds at the Record Time (including the shares to be acquired by the Company in response to dissenting shareholders’ share purchase demands under Article 785, Paragraph 1 of the Companies Act that are exercised in relation to the Share Exchange) at the Record Time pursuant to a resolution of the Board of Directors of OTSUKA KAGU to be held by the day preceding the Effective Date of the Share Exchange.

Article 9. Management of Company Assets

From the Execution Date until the Effective Date, YAMADA HOLDINGS and OTSUKA KAGU shall carry out their respective businesses, and manage and operate their assets, with the due care of a good manager, and if either of YAMADA HOLDINGS or OTSUKA KAGU wishes to carry out any acts that may have a material effect on its assets or rights and duties, it shall consult and reach an agreement with the other party in advance before carrying out such acts.

Article 10. Cancellation of this Agreement

If there is a material change in the assets or management of YAMADA HOLDINGS or OTSUKA KAGU in the time from the Execution Date until the day preceding the Effective Date, if a situation causing a material impediment to the execution of the Share Exchange occurs or comes to light, or if it otherwise becomes difficult to attain the purposes of this Agreement, YAMADA HOLDINGS and OTSUKA KAGU can agree, following consultation, to change the conditions of the Share Exchange or the content of this Agreement, or to cancel this Agreement.

Article 11. Effect of this Agreement

This Agreement shall cease to have effect in any of the following cases.

(1)

A case where approval based on a resolution of a general shareholders meeting of YAMADA HOLDINGS is required in accordance with the provisions of Article 7, Paragraph 1, proviso, and approval of this Agreement based on a resolution of a general shareholders meeting of YAMADA HOLDINGS is not obtained by the day preceding the Effective Date;

(2)

A case where approval of this Agreement based on a resolution of a general shareholders meeting of OTSUKA KAGU as specified in Article 7, Paragraph 2 of this Agreement is not obtained by the day preceding the Effective Date;

(3)

A case where the obtainment of permits and approvals etc. from related authorities etc. or the filing of notifications etc. with related authorities etc. as required by the Effective Date pursuant to laws and regulations in relation to the Share Exchange is not completed; and

(4)	A case where this Agreement is cancelled pursuant to the preceding article.

Article 12. Jurisdiction

The Tokyo District Court shall be the exclusive court of first instance for all disputes between YAMADA HOLDINGS and OTSUKA KAGU relating to this Agreement.

Article 13. Good-Faith Consultations

In the event of any matters not provided herein or questions regarding the interpretation of this Agreement, YAMADA HOLDINGS and OTSUKA KAGU shall consult in mutual good faith and make efforts toward a resolution.

(The remainder of this page is intentionally blank.)

IN WITNESS WHEREOF, this Agreement has been prepared in duplicate, and after the affixing of names and seals hereon by YAMADA HOLDINGS and OTSUKA KAGU, each shall retain one counterpart.

June 9, 2021

YAMADA HOLDINGS:	YAMADA HOLDINGS CO., LTD.

1-1 Sakae-cho, Takasaki City, Gunma

Representative Director, Chairman and CEO, Noboru Yamada

OTSUKA KAGU:	OTSUKA KAGU, LTD.

3-6-11 Ariake, Koto-ku, Tokyo

Representative Director, Chairman and President, Tsuneo Mishima

3. Matters relating to the appropriateness of the exchange consideration

(1)	Matters relating to the appropriateness of the total quantity of consideration for the Share Exchange

①Allotment in the Share Exchange

	YAMADA HOLDINGS (wholly-owning parent company)	The Company (wholly-owned subsidiary)
Allotment ratio for the Share Exchange	1	0.58
Number of shares to be delivered in the Share Exchange	Common stock of YAMADA HOLDINGS: 16,174,022 shares (planned)

Note 1:	Share allotment ratio

For each share of the Company, 0.58 shares of YAMADA HOLDINGS common stock (“YAMADA HOLDINGS Shares”) will be allotted. However, no shares will be allotted in the Share Exchange for the Company Shares of which YAMADA HOLDINGS holds (30,000,000 shares as of June 9, 2021). In the event of any significant changes to the terms and conditions that provide the basis for the calculations, the share allotment ratio in the Share Exchange set out in the table above (the “Share Exchange Ratio”) may be modified upon consultation and agreement between YAMADA HOLDINGS and the Company.

Note 2	Number of the YAMADA HOLDINGS Shares to be delivered in the Share Exchange

Upon the Share Exchange, YAMADA HOLDINGS will deliver the number of YAMADA HOLDINGS Shares calculated based on the Share Exchange Ratio as described in the table above to the shareholders of the Company (referring to the shareholders after the cancellation of treasury stock as described below and excluding YAMADA HOLDINGS) as of the time immediately prior to the time at which YAMADA HOLDINGS acquires all of the issued shares in the Company (excluding the Company Shares held by YAMADA HOLDINGS) under the Share Exchange (the “Record Time”), in exchange for Company Shares being owned by these shareholders. YAMADA HOLDINGS plans to use its treasury shares (146,871,443 shares as of March 31, 2021) as shares to be delivered through the Share Exchange, and does not plan to issue new shares upon allotment to the Share Exchange.

In accordance with a resolution of the Board of Directors of the Company to be held no later than the day before the effective date of the Share Exchange, the Company will cancel all of the treasury shares that it holds at the Record Time (including the shares to be acquired by the Company in response to dissenting shareholders’ share purchase demands under Article 785, Paragraph 1 of the Companies Act that are exercised in relation to the Share Exchange) at the Record Time. The number of YAMADA

HOLDINGS Shares to be allotted and delivered through the Share Exchange is subject to change due to the exercise of the Series 1 Subscription Rights and the Series 2 Subscription Rights, and the repurchase and cancellation of treasury shares by the Company, and other reasons.

Note 3:	Treatment of shares constituting less than one unit (tangen miman kabushiki)

Shareholders of the Company who will hold YAMADA HOLDINGS Shares constituting less than one unit (less than 100 shares) as a result of the Share Exchange may use the following systems relating to YAMADA HOLDINGS Shares. Shares constituting less than one unit cannot be sold on the financial instruments exchange market.

1)  Buyback program of shares constituting less than one unit (sale of shares less than one unit (100 shares))

This is based on Article 192, Paragraph 1 of the Companies Act, whereby shareholders who hold YAMADA HOLDINGS Shares constituting less than one unit may request that YAMADA HOLDINGS purchase from them the shares constituting less than one unit that they hold and allow them to sell such shares to YAMADA HOLDINGS.

2)  Top-up program of shares constituting less than one unit (top up to one unit (100 shares))

This is based on Article 194, Paragraph 1 of the Companies Act and Articles of Incorporation of YAMADA HOLDINGS, whereby shareholders who hold YAMADA HOLDINGS Shares constituting less than one unit may request that YAMADA HOLDINGS sell them the number of YAMADA HOLDINGS Shares that, together with the number of shares constituting less than one unit held by them, will constitute one unit (100 shares), and allow them to purchase such shares.

Note 4:	Treatment of fractions less than one share

With respect to the shareholders of the Company who will receive the allotment of any fraction less than one share of YAMADA HOLDINGS upon the Share Exchange, pursuant to Article 234 of the Companies Act and other relevant laws and regulations, YAMADA HOLDINGS will sell YAMADA HOLDINGS Shares equivalent to the total number of such fractions (any fraction of less than one share in the total number will be rounded down), and the sale proceeds will be paid in cash to such shareholders in proportion to such fractions they have.

② Basis for the allocation concerning the Share Exchange

(i) Basis and reasons for the allocation

As described in 1. “Reasons for carrying out the Share Exchange” above, YAMADA HOLDINGS proposed in February 2021 that it make the Company a wholly-owned subsidiary through the Share Exchange. After earnest discussions and negotiations, YAMADA HOLDINGS and the Company reached the conclusion that the best course of action for increasing their corporate value as a whole is that YAMADA HOLDINGS will make the Company a wholly-owned subsidiary.

In order to ensure fairness and appropriateness in calculating the Share Exchange Ratio that will be applied to the Share Exchange described in ① “Allotment in the Share Exchange” above, YAMADA HOLDINGS and the Company, respectively and separately, decided to request a third-party valuation institution independent from them to calculate the share exchange ratio. YAMADA HOLDINGS appointed Nomura Securities Co., Ltd. (“Nomura Securities”), and the Company appointed Deloitte Tohmatsu Financial Advisory LLC (“Deloitte Tohmatsu Financial Advisory”) as the third-party valuation institutions.

As described below in (3)① “Measures to ensure fairness,” based on the valuation report concerning the Share Exchange Ratio received on June 9, 2021, from Nomura Securities, which is a third-party valuation institution, and based on advice from Nishimura & Asahi, which is YAMADA HOLDINGS’ legal advisor, and after careful discussions and negotiations, YAMADA HOLDINGS came to the conclusion that the Share Exchange Ratio is appropriate and will contribute to the interests of the shareholders of YAMADA HOLDINGS. Accordingly, YAMADA HOLDINGS concluded that conducting the Share Exchange with the Share Exchange Ratio is appropriate.

As described below in (3)① “Measures to ensure fairness,” based on the valuation report concerning the Share Exchange Ratio (the “Share Exchange Ratio Valuation Report”) received on June 8, 2021, from Deloitte Tohmatsu Financial Advisory, which is a third-party valuation institution, and advice from the Tokyo Office of Kitahama Partners (“Kitahama Partners”), which is the Company’s legal advisor, and based on instructions and advice from a Special Committee consisting of independent members who do not have any interests in YAMADA HOLDINGS, which is the controlling shareholder (“Special Committee”; details of the Special Committee are as described below in (3)② “Measures to avoid conflicts of interest”), the Company carefully and repeatedly engaged in discussions and negotiations and received a response to referrals (toshinsho) from the Special Committee. The Company then came to the conclusion that the Share Exchange Ratio is appropriate and that it will contribute to the interests of the shareholders of the Company. Accordingly, the Company concluded that conducting the Share Exchange with the Share Exchange Ratio is appropriate.

In addition to the foregoing, YAMADA HOLDINGS and the Company engaged in a careful review, based on the results of the due diligence conducted by each company with respect to the other company, and repeatedly held negotiations and consultations with each other while taking into consideration the financial condition, the current trends of performance and future prospects, the share price trends of each company and other related factors in a comprehensive manner. As a result, YAMADA HOLDINGS and the Company came to the conclusion that the Share Exchange Ratio is appropriate and contributes to the interests of their respective shareholders. Therefore, they executed the Share Exchange Agreement based on the resolutions of the respective Board of Directors meetings held on June 9, 2021 with respect to the implementation of the Share Exchange based on the Share Exchange Ratio.

According to the Share Exchange Agreement, the Share Exchange Ratio may be subject to change upon consultation and agreement between YAMADA HOLDINGS and the Company in the case of any material changes to the conditions that are the basis of the calculation.

(ii) Matters concerning the calculation

(a)	Names of the valuation institutions and their relationships with YAMADA HOLDINGS and the Company

Both Nomura Securities, which is acting as a third-party valuation institution of YAMADA HOLDINGS, and Deloitte Tohmatsu Financial Advisory, which is acting as a third-party valuation institution of the Company, are valuation institutions independent of YAMADA HOLDINGS and the Company, are not related parties of YAMADA HOLDINGS or the Company, and do not have any material interest to be noted in connection with the Share Exchange.

(b)	Outline of the calculation

As YAMADA HOLDINGS Shares are listed on a financial instruments exchange market and a share price exists, Nomura Securities adopted the average market price analysis for the calculation. (Nomura Securities set June 8, 2021, as the reference date and used the closing share price on the Tokyo Stock Exchange on the reference date and the simple average closing share prices for the most recent five (5) business days from June 2, 2021, the most recent one (1) month from May 10, 2021, the most recent three (3) months from March 9, 2021, and the most recent six (6) months from December 9, 2020, each ending on the reference date.)

As Company Shares are listed on a financial instruments exchange market and a share price exists, Nomura Securities adopted the average market price analysis for the calculation. (Nomura Securities set June 8, 2021, as the reference date and used the closing share price of the Company on the Tokyo Stock Exchange on the reference date and the simple average closing share prices for the most recent five (5) business days from June 2, 2021, the most recent one (1) month from May 10, 2021, the most recent three (3) months from March 9, 2021, and the most recent six (6) months from December 9, 2020, each ending on the reference date.) Furthermore, in order to take into account the state of future business operations of the Company in the assessment, discounted cash flow analysis (“DCF Analysis”) was adopted for the calculation.

The following shows the assessment ranges for the Company that were derived from each calculation method, when the share value per share of YAMADA HOLDINGS was set at one (1).

Methodology adopted	Range of calculated share exchange ratio
Average Market Price Analysis	0.44–0.59
DCF Analysis	0.26–0.64

In calculating the share exchange ratio above, Nomura Securities used public information and information that was provided to Nomura Securities without any independent verification of accuracy and completeness on the assumption that the information was accurate and complete. Nomura Securities did not independently perform any valuation, appraisal, or assessment of assets and liabilities (which include derivatives, off-balance sheet assets and liabilities and other contingent liabilities) of YAMADA HOLDINGS and the Company and their affiliates, including the analysis or valuation of individual assets or liabilities, nor separately request any third-party institution to make such an appraisal or assessment. Nomura Securities assumes that the financial projections (including profit plans and other information) of the Company have been reasonably considered and confirmed based on the best and faithful projection and judgment currently available to the management of YAMADA HOLDINGS at the present time. The calculation by Nomura Securities is based on the information available to Nomura Securities and economic conditions as of June 8, 2021. The purpose of the calculation by Nomura Securities is only to serve as a reference for the Board of Directors of YAMADA HOLDINGS in reviewing the share exchange ratio.

The Company’s future financial projections that Nomura Securities used as a basis for applying the DCF Analysis contain fiscal years in which a significant increase or decrease in earnings is expected. Specifically, for the fiscal year ending April 2022, a sharp increase in earnings from the previous fiscal year is expected because sales are expected to increase as the number of visiting customers to its stores will recover from the slump due to the state of emergency declarations amid the spread of COVID-19, and its strengthened sales promotion campaign focusing on wealthy existing customers will bear fruit. Moreover, for the fiscal year ending April 2024 and that ending April 2025, a sharp increase in earnings from the respective previous fiscal years due to increases in sales in line with new store openings is expected. Those financial projections are not based on the premise that the Share Exchange is implemented.

Meanwhile, as YAMADA HOLDINGS Shares are listed on the First Section of the Tokyo Stock Exchange and a share price exists, Deloitte Tohmatsu Financial Advisory adopted the average market price analysis for the calculation. (Deloitte Tohmatsu Financial Advisory set June 8, 2021, as the reference date and used the closing share price on the Tokyo Stock Exchange on the reference date and the simple average closing share prices for the most recent one (1) month, the most recent three (3) months, and the most recent six (6) months, each ending on the reference date.)

With respect to the Company, as Company Shares are listed on the JASDAQ market of the Tokyo Stock Exchange and a share price exists, Deloitte Tohmatsu Financial Advisory adopted the average market price analysis for the calculation. Furthermore, in order to take into account the state of future business operations in the assessment, it also adopted the DCF Analysis for the calculation.

In performing the market price analysis, Deloitte Tohmatsu Financial Advisory set June 8, 2021, as the reference date and used the closing share price on the JASDAQ market of the Tokyo Stock Exchange on the reference date and the simple average closing share prices for the most recent one (1) month, the most recent three (3) months, and the most recent six (6) months, each ending on the reference date.

In performing the DCF Analysis, with respect to the Company, the cash flows based on the financial forecasts provided by the company for the period from the fiscal year ending April 2022 through to the fiscal year ending April 2026 were discounted to the current value by using a certain discount rate, in order to analyze the corporate value and share value. The discount rate used was 7.0% – 9.0%. When calculating the going concern value of the Company, Deloitte Tohmatsu Financial Advisory adopted the perpetual growth method and performed the calculation based on a permanent growth rate of -1.0% – 1.0%. The Company’s future financial projections that Deloitte Tohmatsu Financial Advisory used as a basis for applying the DCF Analysis contain fiscal years in which a significant increase or decrease in earnings is expected. Specifically, for the fiscal year ending April 2022, a sharp increase in earnings from the previous fiscal year is expected because sales are expected to increase as the number of visiting customers to its stores will recover from the slump due to the state of emergency declarations amid the spread of COVID-19, and its strengthened sales promotion campaign focusing on wealthy existing customers will bear fruit. Moreover, for the fiscal year ending April 2024 and that ending April 2025, a sharp increase in earnings from the respective previous fiscal years due to increases in sales in line with new store openings is expected. Those financial projections are not based on the premise that the Share Exchange is implemented.

The following shows the assessment ranges for the Company that were derived from each calculation method, when the share value per share of YAMADA HOLDINGS is set at one (1).

Methodology adopted	Range of calculated share exchange ratio
Average Market Price Analysis	0.432–0.589
DCF Analysis	0.388–0.669

In calculating the share exchange ratio above, Deloitte Tohmatsu Financial Advisory used public information and information that was provided to Deloitte Tohmatsu Financial Advisory from YAMADA HOLDINGS and the Company without any independent verification of accuracy and completeness on the assumption that the information was accurate and complete and that there was no fact, which may have had a material impact on the calculation of the share exchange ratio, that was not disclosed to Deloitte Tohmatsu Financial Advisory. Deloitte Tohmatsu Financial Advisory did not independently perform any valuation, appraisal, or assessment of assets and liabilities (which include contingent liabilities) of YAMADA HOLDINGS and the Company and their affiliates, including the analysis or valuation of individual assets or liabilities, nor separately request any third-party institution to make such an appraisal or assessment. Deloitte Tohmatsu Financial Advisory assumes that the information on the financial projections of the Company, which was used for reference in the calculation, has been reasonably prepared based on the best and faithful projection and judgment currently available to the management of the Company at the present time. The calculation of the share exchange rate by Deloitte Tohmatsu Financial Advisory is based on the information available to Deloitte Tohmatsu Financial Advisory and economic conditions as of June 8, 2021.

(2)	Reasons for choosing YAMADA HOLDINGS Shares as the consideration for the Share Exchange

YAMADA HOLDINGS and the Company chose shares of YAMADA HOLDINGS, which is the wholly-owning parent company in the Share Exchange, as the consideration for the Share Exchange, and the Company believes that this choice is appropriate because YAMADA HOLDINGS Shares are listed on the First Section of the Tokyo Stock Exchange, and they will continue to be tradable on the First Section of the Tokyo Stock Exchange on and after the effective date of the Share Exchange, and because shareholders can expect to benefit from synergies in conjunction with the Share Exchange.

Upon the Share Exchange, YAMADA HOLDINGS will become a wholly-owning parent company of the Company effective on the date of September 1, 2021, and Company Shares will be delisted as of August 30, 2021 (the last trading date will be August 27, 2021) in accordance with the delisting criteria of JASDAQ market of the Tokyo Stock Exchange. After the delisting, it will be impossible to trade Company Shares on the JASDAQ market of the Tokyo Stock Exchange. Even after the delisting of Company Shares, YAMADA HOLDINGS Shares that will be allocated to the shareholders of the Company (excluding YAMADA HOLDINGS) upon the Share Exchange will remain listed on the First Section of the Tokyo Stock Exchange, and they will be tradable on the First Section of the Tokyo Stock Exchange on and after the effective date of the Share Exchange. Therefore, YAMADA HOLDINGS believes that any shareholder of the Company who holds not less than 173 Company Shares and will receive, upon the Share Exchange, an allocation of not less than 100 YAMADA HOLDINGS Shares, which is the number of shares constituting one unit of YAMADA HOLDINGS, will continue to be able to trade shares of not less than one unit of YAMADA HOLDINGS on the First Section of the Tokyo Stock Exchange and for shareholders of the Company, the liquidity of shares will continue to be provided, even though shares of less than one unit of YAMADA HOLDINGS may be allocated to some of them.

On the other hand, any shareholder of the Company who holds less than 173 Company Shares will receive an allocation of YAMADA HOLDINGS Shares of less than 100 shares, which is the number of shares constituting one unit of YAMADA HOLDINGS. Shareholders who will hold shares constituting less than one unit of YAMADA HOLDINGS cannot sell such shares constituting less than one unit on the First Section of the Tokyo Stock Exchange. However, each shareholder who will hold shares constituting less than one unit may request YAMADA HOLDINGS to purchase the shares constituting less than one unit held by such shareholder. In addition, such shareholders may purchase from YAMADA HOLDINGS the number of shares that will achieve a total of one unit together with the number of shares constituting less than one unit held by them. For details of such treatment, see (Note 3) “Treatment of shares constituting less than one unit (tangen miman kabushiki)” in (1)①above.

For details of the treatment of any fractions in the case where the number of YAMADA HOLDINGS Shares to be delivered upon the Share Exchange includes any fractions of less than one share, see (Note 4) “Treatment of any fractions of less than one share” in (1) ① above.

Shareholders of the Company may trade Company Shares they hold until August 27, 2021 (scheduled), which is the last trading day, on the JASDAQ market of the Tokyo Stock Exchange.

(3)	Matters considered to avoid conflicts of interests with the Company’s shareholders

①Measures to ensure fairness

Since YAMADA HOLDINGS was the parent company of the Company as of April 30, 2021, owning 30,000,000 Company Shares, which accounting for 51.83% of the Company’s total outstanding shares (58,356,300 shares) less the number of treasury shares it held (470,054 shares), YAMADA HOLDINGS and the Company have determined that it is necessary to ensure the fairness of the Share Exchange and therefore have implemented the following measures:

(i)	Obtainment of valuation report from independent third-party valuation institutions

YAMADA HOLDINGS appointed Nomura Securities as a third-party valuation institution and received a valuation report dated June 9, 2021, therefrom concerning the share exchange ratio. For an outline of the valuation report, see (1)②(ii) “Matters concerning the calculation” above.

Furthermore, the Company appointed Deloitte Tohmatsu Financial Advisory as a third-party valuation institution and received the Share Exchange Ratio Valuation Report dated June 8, 2021, therefrom concerning the share exchange ratio. For an outline of the Share Exchange Ratio Valuation Report, see (1)②(ii) “Matters concerning the calculation” above.

Neither YAMADA HOLDINGS nor the Company has received an opinion (fairness opinion) from the third-party valuation institutions to the effect that the Share Exchange Ratio is appropriate or fair from a financial viewpoint.

(ii)	Advice from independent law firms

YAMADA HOLDINGS appointed Nishimura & Asahi as its legal advisor and received legal advice concerning the decision-making methods and procedures to be implemented by the Board of Directors, including the procedures of the Share Exchange.

Nishimura & Asahi is independent from YAMADA HOLDINGS and the Company and has no material interest in YAMADA HOLDINGS or the Company.

The Company appointed Kitahama Partners as its legal advisor and received legal advice concerning the decision-making methods and procedures to be implemented by the Board of Directors, including the procedures of the Share Exchange.

Kitahama Partners is independent from YAMADA HOLDINGS and the Company and has no material interest in YAMADA HOLDINGS or the Company.

②Measures to avoid conflicts of interest

Since YAMADA HOLDINGS was the parent company of the Company as of April 30, 2021, owning 30,000,000 Company Shares, which accounting for 51.83% of the Company’s total outstanding shares (58,356,300 shares) less the number of treasury shares it held (470,054 shares), the Company implemented the following measures in order to avoid conflicts of interest:

(i)	Obtainment by the Company of a response to referrals (toshinsho) from a Special Committee that has no conflicts of interest

In order to be as careful as possible in making decisions on the Share Exchange, avoid possible arbitrariness and conflicts of interest as well as to ensure fairness upon the Share Exchange in the process undertaken by the Board of Directors, and to confirm that the decision on implementing the Share Exchange at the Board of Directors will not be disadvantageous to the minority shareholders, on March 11, 2021, the Company established a special committee (the “Special Committee”) composed of three persons, Mr. Go Anan (an attorney-at-law at SHIOMIZAKA) who is an Outside Director of the Company and registered as an independent officer thereof with the Tokyo Stock Exchange, Mr. Katsushi Kuroda (a certified public accountant, Nihombashi Corporation) and Ms. Mariko Eto (an attorney-at-law, TMI Associates), who are Outside Audit & Supervisory Board Members of the Company and registered as independent external officers thereof with the Tokyo Stock Exchange. All three have no conflicts of interest with YAMADA HOLDINGS. In considering the Share Exchange, the Company consulted on the following matters with the Special Committee: (i) the rationality of the purpose of the Share Exchange (including whether the Share Exchange will contribute to an increase in the corporate value of the Company); (ii) the appropriateness of the conditions (including the share exchange ratio) of the Share Exchange; (iii) the fairness of the negotiation procedures etc. that led to the Share Exchange; and (iv) whether the Share Exchange will be disadvantageous to the minority shareholders of the Company (items (i) to (iv) are collectively referred to as the “Consultative Matters”).

The Special Committee held 12 meetings in total from March 11 to June 8, 2021, and carefully examined the Consultative Matters by collecting information and exchanging opinions as necessary.

Specifically, the Special Committee confirmed that there was no problem with the independence and expertise of Deloitte Tohmatsu Financial Advisory, which was appointed by the Company as its third-party valuation institution, and Kitahama Partners, which was appointed by the Company as its legal advisor, and it approved the appointments. Thereafter, the Special Committee conducted hearings with the Company about the purpose of the Share Exchange, the background and process leading up to the Share Exchange, the preparation procedures, the details of the Company’s financial forecasts used as a premise for the calculation of the share exchange ratio, and the review system and decision-making method for the Share Exchange. The Special Committee also sent a letter of inquiry to YAMADA HOLDINGS regarding the purpose of the Share Exchange. Thereafter, the committee conducted hearings with YAMADA HOLDINGS regarding the purpose of the Share Exchange, the background and process leading up to the Share Exchange, the reasons for choosing the Share Exchange, the management policy and treatment of employees after the Share Exchange, and it also held a question and answer session. In addition, the Special Committee received advice from Kitahama Partners, the Company’s legal advisor, about the method and process of decision-making by the Board of Directors of the Company in relation to the Share Exchange, and other measures to ensure the fairness of the procedural aspects, including the operation of the Special Committee, regarding the Share Exchange, as well as the measures to avoid conflicts of interest. The committee also conducted hearings with Kitahama Partners about the outcome of the legal due diligence conducted on YAMADA HOLDINGS and held a question and answer session. Furthermore, the Company requested that AGS Consulting Co., Ltd. and AGS Tax Accountant Corporation (collectively referred to as “AGS”) conduct financial and tax due diligence regarding YAMADA HOLDINGS (the Special Committee confirmed that AGS has no material interest in YAMADA HOLDINGS or the Company). Thereafter, the Special Committee conducted hearings with AGS regarding the results of the financial and tax due diligence and it held a question and answer session. The Special Committee also received explanations from Deloitte Tohmatsu Financial Advisory, the third-party valuation institution appointed by the Company, regarding the methods and results of the calculations of the share exchange ratio and it held a question and answer session. Until it received the final proposal for the Share Exchange Ratio from YAMADA HOLDINGS, the Special Committee was substantially involved in the negotiations with YAMADA HOLDINGS, received reports as necessary on the background and content of discussions and negotiations regarding the Share Exchange between YAMADA HOLDINGS and the Company, discussed the negotiation policy and other matters several times, and expressed its opinions to the Company.

After such procedures, the Special Committee carefully discussed and considered the Consultative Matters and submitted to the Board of Directors of the Company a response to referrals (toshinsho) on June 8, 2021, stating that it considers that the Share Exchange is not disadvantageous to the minority shareholders.

(ii)	Overview of the Company’s response to referrals

As stated in (i) “Obtainment by the Company of a response to referrals (toshinsho) from a Special Committee that has no conflicts of interest” above, the Company has established the Special Committee and consulted with it on the Consultative Matters in order to support the Company’s careful decision-making on the Share Exchange, to eliminate manipulation and the possibility of conflicts of interest in the decision-making process of the Board of Directors of the Company to ensure its fairness, and to confirm that the Board of Directors’ decision to implement the Share Exchange is not disadvantageous to minority shareholders of the Company.

As a result, the Company received a report from the Special Committee dated June 8, 2021, which is summarized as follows:

(A)	Reasonableness of the purpose of the Share Exchange (including whether the Share Exchange will contribute to the improvement of the Company’s corporate value)

The Company is facing a challenging business environment primarily due to the contraction of the furniture market caused by the decrease in the number of new housing constructions and severe competition from existing competitors. In addition, management issues have been identified, such as the damage of brand image, the decrease in sales opportunity as a result of earning structure improvement and cost reduction measures, the issue of structural conflicts of interest with YAMADA HOLDINGS, and the continuous recording of operating losses and negative operating cash flows since the fiscal year ended December 2016, accompanied by GC note, making it difficult to make aggressive investments.

In addition, based on the current capital structure, from the perspective of considering the minority shareholders of both the Company and YAMADA HOLDINGS, the investment in management resources and financial support from YAMADA HOLDINGS to the Company is limited. At present, capital expenditure needed to renovate stores to rebuild the Company brand and to open new stores to expand sales opportunity, etc. has been inadequate and the situation is difficult for swiftly realizing aggressive and bold sales development.

Therefore, the Company believes it is necessary to implement swift business investment etc., under the necessary and adequate support from YAMADA HOLDINGS by becoming a wholly-owned subsidiary of YAMADA HOLDINGS, in order to deal with the aforementioned management issues with a sense of speed as well as to decisively start and implement earning structure improvements.

On this point, the Share Exchange is forecast to provide advantages to the Company and YAMADA HOLDINGS. For the Company, becoming a wholly-owned subsidiary of its parent, YAMADA HOLDINGS will strengthen the alliance between the Company and YAMADA HOLDINGS more than it would if maintaining the current capital and business alliance as a listed subsidiary. The Company will receive more aggressive investment of management resources and financial support from YAMADA HOLDINGS without concerns such as consideration of minority shareholders and risk management, which will allow the Company to aim for expansion of sales opportunities and stabilize. We believe that aggressive investment can be implemented promptly and decisively, and such investment is expected to restore the brand image, improve management efficiency and realize cost synergies, etc.

On the other hand, the disadvantages of delisting the Company are thought to include a decline in creditworthiness, constraints on funding methods, a weaker compliance structure, negative impact on recruitment, and lower morale of existing personnel. However, under the Share Exchange, the Company is scheduled to become a wholly-owned subsidiary of YAMADA HOLDINGS, a listed company, meaning the social credibility and popularity cultivated by the Company to date will be complemented by YAMADA HOLDINGS’ creditworthiness. Therefore, we do not anticipate that delisting the Company will have a significant negative impact on the company’s recruitment or retention of personnel or on its relationships with its trading partners. In addition, following the Share Exchange, YAMADA HOLDINGS intends to aggressively invest in management resources and provide support on the financial side, so no particular impediment is anticipated in the form of constraints on funding methods. A certain governance structure needs to be maintained as a wholly-owned subsidiary of a listed company even after becoming a non-listed company, so there are no major concerns about a weakening of the compliance structure. Thus, the disadvantages of the Company becoming a non-listed company shall be limited.

As noted above, recognizing the importance of the expected advantages for the Company from the Share Exchange, while noting limited disadvantages, the Share Exchange is considered to contribute to an increase in the corporate value of the Company (Yamada Holdings group) and the Share Exchange’s objective is recognized as rational.

(B)	Reasonableness of the terms and conditions of the Share Exchange (including the share exchange ratio)

(a)	Share Exchange Ratio

The Share Exchange Ratio is within the valuation range of the results calculated by the DCF analysis and exceeds the median for the range. In addition, as a result of consideration of specific materials concerning the financial forecasts and the exchange of questions and answers with Deloitte Tohmatsu Financial Advisory and the Company concerning matters such as the choice of valuation method, and the Company’s financial forecasts that form the basis of calculations in the DCF analysis, the Special Committee finds nothing particularly unreasonable in light of the general valuation operations.

In addition, relative to the simple averages of closing prices for the most recent three months and six months, the premium for the Share Exchange can be assessed as favorable when compared to premium levels on other share exchanges conducted in recent years for the purpose of turning a listed company into a wholly-owned subsidiary of another listed company. On the other hand, there is a discount compared to the closing price on the record date, and the premium value for the simple averages of the closing prices for the most recent one-month can be evaluated as not necessarily being at an adequate level compared to premiums for other similar share exchanges.

However, (i) in addition to the fact that the Share Exchange Ratio is at a level that exceeds the median of the range of results calculated by DCF analysis, (ii) for the decisive and swift implementation of drastic structural reforms and growth strategies at the Company, the timing of the Share Exchange is also important, and currently, in light of the business environment and management issues currently faced by the Company, it is reasonable to be proactive and take this occasion to implement the Share Exchange, and (iii) because the consideration for the Share Exchange will be stock, not cash, the Company’s minority shareholders should be able to benefit from the synergies generated following the Share Exchange through the shares of YAMADA HOLDINGS they will be allocated through the Share Exchange; accordingly, even though there is a discount compared to the closing price on the record date and the premium value for the simple averages of the closing prices for the most recent one-month may not be at an adequate level compared to premiums for other similar share exchanges, the reasonableness of the Share Exchange Ratio cannot be denied.

Comprehensively considering the above circumstances, the Share Exchange Ratio is recognized as reasonable.

(b)	Fairness of the procedures in the negotiation processes

In addition, as noted in “(C) Fairness of the negotiation process and other procedures leading to the Share Exchange” below, the procedures in the negotiation processes relating to the Share Exchange are deemed to be fair, and the Share Exchange Ratio is considered to have been determined in light of the results of such negotiation.

(c)	Appropriateness of the scheme relating to the Share Exchange

Furthermore, the scheme relating to the Share Exchange is for YAMADA HOLDINGS’ shares or subscription rights to be allocated and delivered to the Company’s shareholders and holders of subscription rights. The delivery of YAMADA HOLDINGS’ shares or subscription rights is considered to be a method with merit for the Company’s shareholders and holders of subscription rights who will benefit from a medium- to long-term increase in the Company’s corporate value, since former the Company shareholders and holders of subscription rights will receive future benefit through YAMADA HOLDINGS’ Shares. In addition, nothing extraordinary or particularly unreasonable was found in other terms and conditions for the transaction and there is nothing disadvantageous to minority shareholders.

(d)	Summary

As described above, the method of implementation and the scheme for the Share Exchange, the terms and conditions (including the Share Exchange Ratio) of the Share Exchange, including the types of consideration granted to the Company’s minority shareholders and allocation ratio, are deemed appropriate.

(C)	Fairness of the negotiation process and other procedures leading to the Share Exchange

(a)	Absence of improper influence through contribution of persons involved with YAMADA HOLDINGS in the negotiation processes

Among Directors of the Company, Representative Director, Chairman and President Tsuneo Mishima, Board Director Daisuke Seino, Board Director Atsushi Murasawa, and Board Director Akihiro Natori, all of whom hold concurrent positions at YAMADA HOLDINGS did not participate in the deliberations and resolution of the Board of Directors concerning the Share Exchange since they have a conflict of interest with the Company in relation to the Share Exchange. They also did not participate or contribute to any other process of discussion, negotiation and examination relating to the Share Exchange.

In addition, apart from the above, it was found that there was no direct or indirect involvement by any party of interest of YAMADA HOLDINGS in the process of discussion, negotiation and examination relating to the Share Exchange, and no particular incidence that would infer improper influence on the Share Exchange, and no facts that would raise doubts about the fairness of procedures were found.

(b)	Examination structure and method of examination by the Company

Furthermore, in light of the Share Exchange being a “takeover of a dependent company by a controlling shareholder” with the issue of structural conflict of interest existing, the Company established a Special Committee that received advice, opinions, etc. (including the Share Exchange Ratio Valuation Report) from Deloitte Tohmatsu Financial Advisory, which the Special Committee recognized as being a third-party valuation institution and advisor that is independent from the Company and YAMADA HOLDINGS, the results of a legal due diligence report on YAMADA HOLDINGS as well as other legal advice and opinions from legal advisor Kitahama Partners, and the results of a financial and tax due diligence report on YAMADA HOLDINGS from AGS to ensure the fairness of procedures relating to the Share Exchange and on account of avoiding conflicts of interest and eliminating arbitrariness in the decision-making process when deciding to proceed with the Share Exchange.

Then, in light of the above, the Company carefully deliberated and examined the appropriateness of the terms and conditions of the Share Exchange such as the Share Exchange Ratio and the fairness of the series of procedures for the Share Exchange in view of improving the company’s corporate value and, ultimately, the common interests of its shareholders.

(c)	Discussion and negotiation by the Company

In accordance with negotiation guidelines approved in advance by the Special Committee, the Company had multiple substantive discussions and negotiations with YAMADA HOLDINGS concerning the Share Exchange Ratio to ensure fairness in order to protect the interests of minority shareholders. Specifically, the Company undertook, through Deloitte Tohmatsu Financial Advisory, multiple negotiations relating to the Share Exchange Ratio with YAMADA HOLDINGS via its financial advisor Nomura Securities, including the provision of response document approved by the Special Committee, and as a result of the negotiations, successfully raised the share exchange ratio.

(d)	Summary

As noted above, the Share Exchange has in place appropriate measures to ensure fairness, compared to similar cases of other companies, and is considered to have ensured during the formation process of terms and conditions that we can value this transaction as one between independent individual parties, so fairness is verified in the procedures such as the negotiation process relating to the Share Exchange.

(D)	Whether the Share Exchange is against interests of minority shareholders of the Company

As a result of careful examination of matters including (A) through (C) above, it has been concluded that the Share Exchange is not disadvantageous to the Company’s minority shareholders.

(iii) Unanimous approval of directors having no conflict of interests and unanimous opinion of no objection by statutory auditors having no conflict of interests

At the Board of Directors meeting of the Company held on June 9, 2021 that passed the proposal relating to the Share Exchange, in light of the fact that of the Company’s eight directors, Tsuneo Mishima and Atsushi Murasawa concurrently serve as YAMADA HOLDINGS directors, and Akihiro Natori concurrently serves as the head of the Interior Furnishings Business Department, Segment Business Division of YAMADA HOLDINGS, and Daisuke Seino has been seconded from YAMADA HOLDINGS, from the perspective of avoiding conflicts of interests, the four directors excluding Tsuneo Mishima, Atsushi Murasawa, Akihiro Natori, and Daisuke Seino deliberated and unanimously passed a resolution to implement the Share Exchange. Tsuneo Mishima, Atsushi Murasawa, Akihiro Natori, and Daisuke Seino did not participate in discussions or negotiations relating to the Share Exchange in their positions at the Company.

At the above meeting of the Board of Directors, all three of the Company’s statutory auditors were in attendance, and they unanimously stated that they had no objection to carrying out the Share Exchange.

(4) Matters relating to the appropriateness of the amounts of capital and reserves of YAMADA HOLDINGS, which will be the wholly-owning parent company in the share exchange.

The amounts of capital and reserves of YAMADA HOLDINGS increasing through the Share Exchange shall be the amounts separately specified by YAMADA HOLDINGS in accordance with the provisions of Article 39 of the Regulation on Corporate Accounting. In light of comprehensive consideration and study of YAMADA HOLDINGS’s finances, capital policies, and other circumstances, the Company has determined that such treatment was decided within the scope of laws and regulations and is appropriate.

4. Matters to note regarding the exchange consideration

(1) Provisions of YAMADA HOLDINGS Articles of Incorporation

Pursuant to laws and regulations and Article 16 of the Company’s Articles of Incorporation, the Articles of Incorporation of YAMADA HOLDINGS has been published on the Company’s website (https://www.idc-otsuka.jp/company/ir/meeting/).

(2) Matters relating to conversion method of exchange consideration (Ordinance for Enforcement of the Companies Act, Article 184, Paragraph 4, Item 1, b.)

① Market on which the exchange consideration is traded

YAMADA HOLDINGS Shares are listed on the First Section of the Tokyo Stock Exchange.

② Person proving brokerage, intermediation, or agency for trading of exchange consideration

Brokerage and intermediation for YAMADA HOLDINGS is carried out by securities firms etc. throughout Japan.

③ Restrictions on assignment and other disposal of exchange consideration

Not applicable.

(3) Matters relating to market price of exchange consideration (Ordinance for Enforcement of the Companies Act, Article 184, Paragraph 4, Item 1, c.)

With the business day immediately preceding the execution of the Share Exchange Agreement was announced (June 9, 2021) as the reference, the average closing prices of YAMADA HOLDINGS Shares on the First Section of the Tokyo Stock Exchange for the one-month period, three-month period, and sixth-month period were 538 yen, 565 yen, and 551 yen, respectively. The latest market price etc. of YAMADA HOLDINGS Shares can be found on the website of the Tokyo Stock Exchange (https://www.jpx.co.jp/), for example.

(4) Content of balance sheets for each fiscal year of YAMADA HOLDINGS ended in the past five years (Ordinance for Enforcement of the Companies Act, Article 184, Paragraph 4, Item 1, d.)

This has been omitted because YAMADA HOLDINGS has submitted a securities report in accordance with the provisions of Article 24, Paragraph 1 of the Financial Instruments and Exchange Act.

5. Matters relating to appropriateness of provisions on subscription rights for share exchange

In the Share Exchange, YAMADA HOLDINGS shall allot and deliver to each of the subscription right holders of subscription rights set forth in Column 1 of rows ① and ② of the following table at the Record Time, in exchange for the subscription rights of the Company that it holds, in light of the particulars of such subscription rightsand the share exchange ratio, the same number of subscription rights of YAMADA HOLDINGS set forth in Column 2 of the following table as the total number of the relevant subscription rights at the Record Time.

	Column 1		Column 2
	Name	Particulars	Name	Particulars

①	OTSUKA KAGU, LTD. Series 1 Subscription Rights	Set forth in Attachment 1	YAMADA HOLDINGS CO., LTD. Series 1 Subscription Rights	Set forth in Attachment 2

②	OTSUKA KAGU, LTD. Series 2 Subscription Rights	Set forth in Attachment 3	YAMADA HOLDINGS CO., LTD. Series 2 Subscription Rights	Set forth in Attachment 4

(Note) [The attachments indicated in the Particulars columns refer to the attachments to the Share Exchange Agreement (copy), which are set forth in Attachments 1-4 to the Supplemental Booklet of the Ordinary General Shareholders Meeting Reference Materials.]

6. Matters relating to financial statements etc.

(1) Content of financial statements etc. for latest fiscal year of YAMADA HOLDINGS

Pursuant to laws and regulations and Article 16 of the Company’s Articles of Incorporation, the content of the financial statements etc. of YAMADA HOLDINGS for the latest fiscal year (the fiscal year ended March 2021) has been published on the Company’s website (https://www.idc-otsuka.jp/company/ir/meeting/).

(2) Particulars of any disposals of material assets, assumption of material obligations, or other event having a material effect on company assets occurring since the last day of the latest fiscal year of YAMADA HOLDINGS and the Company.

① The Company

(i) At a meeting of the Board of Directors on June 9, 2021, the Company passed a resolution to execute the Share Exchange Agreement with YAMADA HOLDINGS, and executed a share exchange agreement on the same day. An overview of the Share Exchange Agreement is given in 2. “Overview of the Share Exchange Agreement” above and Attachments 1-4 to the Supplemental Booklet of the Ordinary General Shareholders Meeting Reference Materials.

(ii) The Company plans to cancel all of the treasury shares that it holds at the Record Time (including the shares to be acquired by the Company in response to dissenting shareholders’ share purchase demands under Article 785, Paragraph 1 of the Companies Act that are exercised in relation to the Share Exchange) at the Record Time pursuant to a resolution of the Board of Directors of the Company to be held by the day preceding the Effective Date of the Share Exchange.

② YAMADA HOLDINGS

(i) At the Board of Directors meeting on June 9, 2021, YAMADA HOLDINGS passed a resolution to execute the Share Exchange Agreement with the Company, and executed the Share Exchange Agreement on the same date. An overview of the Share Exchange Agreement is given in 2. “Overview of the Share Exchange Agreement” above and Attachments 1-4 to the Supplemental Booklet of the Ordinary General Shareholders Meeting Reference Materials.

(ii) At a meeting of the Board of Directors on January 18, 2021, YAMADA HOLDINGS passed a resolution to carry out an absorption-type merger on July 1, 2021 with YAMADA HOLDINGS consolidated subsidiary YAMADA DENKI as the surviving company in absorption-type merger, YAMADA HOLDINGS consolidated subsidiaries BEST DENKI CO., LTD., Kurokawa Denki Co., Ltd., Kyusyu Tecc Land Co., Ltd., Matsuya Denki Ltd., Seidensha Co., Ltd., and Project White Co., Ltd., and YAMADA HOLDINGS non-consolidated subsidiary Kato Shoji Co., Ltd. as companies extinguished by the absorption-type merger, and the absorption-type merger came into effect on July 1, 2021.

Attachment 1	Particulars of OTSUKA KAGU CO., LTD. Series 1 Subscription Rights

1.	Name of subscription rights

OTSUKA KAGU CO., LTD. Series 1 Subscription Rights (“Subscription Rights”)

2.	Class and number of shares subject to subscription rights

The class of shares subject to the Subscription Rights shall be OTSUKA KAGU common shares, and the number of OTSUKA KAGU common shares that OTSUKA KAGU will issue, or alternatively the number of OTSUKA KAGU common shares held by OTSUKA KAGU that it will dispose of (issuance or disposal of OTSUKA KAGU common shares is hereinafter referred to as “Delivery”, “to Deliver”, etc.), through the exercise of one Subscription Right shall be the greatest whole integer (any fraction of one share that occurs will be discarded, and cash adjustment will not be made) obtained by dividing 46,000 yen (“Contribution Amount”) by the Exercise Price (defined in Paragraph 4, Item (2)) that is valid at the relevant point in time. In a case where a holder of Subscription Rights (“Subscription Right Holder”) exercises multiple Subscription Rights simultaneously, the number of OTSUKA KAGU common shares that OTSUKA KAGU will Deliver shall be the greatest whole integer (any fraction of one share that occurs will be discarded, and cash adjustment will not be made) obtained by multiplying the number of Subscription Rights being exercised by the Subscription Right Holder by the Contribution Amount, and dividing the product thus obtained by the Exercise Price set forth above.

3.	Certificates of subscription rights

Certificates of subscription rights will not be issued with respect to the Subscription Rights.

4.	Value of assets to be paid in upon exercise of subscription rights

(1)	The value of assets to be paid in upon exercise of each Subscription Right shall be the Contribution Amount specified in Paragraph 2.

(2)

The price per OTSUKA KAGU common share used in the calculation of the number of OTSUKA KAGU common shares that OTSUKA KAGU is to Deliver through the exercise of Subscription Rightsshall initially be 437 yen; provided, however, that the Exercise Price will be adjusted in accordance with the provisions of Paragraph 5.

5.	Adjustment of Exercise Price

(1)	If any of the events specified in Item (2) of this paragraph occurs on or after the day immediately following the allotment date for the Subscription Rights, and a change in the number of issued shares of OTSUKA KAGU occurs or may occur, OTSUKA KAGU will adjust the Exercise Price in accordance with the following formula (“EPA Formula”).

Adjusted Exercise Price	=	Unadjusted Exercise Price	×	Number of issued shares	+	Number of common shares to be delivered	×	Pay-in amount per share

Market price

Number of issued shares+Number of common shares to be delivered

(2)

Cases where the Exercise Price is adjusted in accordance with the Exercise Price Adjustment Formula, and time of application of the Adjusted Exercise Price shall be in accordance with the following provisions.

①	A case where OTSUKA KAGU common shares are Delivered for a pay-in amount less than the market price specified in the following sub-item ②:

(Cases where OTSUKA KAGU common shares are Delivered through the acquisition, conversion, or exercise of securities with provisions to the effect that OTSUKA KAGU common shares are to be Delivered, subscription rights enabling requests for Delivery of OTSUKA KAGU common shares (including those attached by bonds with subscription rights), or other securities or rights are excluded.)

The Adjusted Exercise Price shall be applied from the day immediately following the pay-in date or the last day of the pay-in period, or if rights are granted to shareholders to receive allotment of OTSUKA KAGU common shares in the relevant offering, from the day immediately following the record date for determining the shareholders to which such rights will be granted (if a record date is not specified, the pay-in date).

②	A case where a split of OTSUKA KAGU common shares or gratis allotment of OTSUKA KAGU common shares (“Share Split etc.”) is carried out:

The Adjusted Exercise Price shall be applied from the day immediately following the record date for determining the shareholders that will acquire shares through the Share Split etc. (if a record date is not specified, the effective date).

③

A case where securities or rights with provisions to the effect that OTSUKA KAGU common shares will be Delivered for a price less than the market price specified in the following sub-item ②, or subscription rights (including those attached to bonds with subscription rights) or other securities or rights enabling receipt of

Delivery of OTSUKA KAGU common shares for a price less than the market price specified in the following sub-item ② are Delivered (including a gratis allotment, but excluding the Series 2 Subscription Rights):

The Adjusted Exercise Price shall be calculated using the Exercise Price Adjustment Formula deeming that all of the securities or rights to be Delivered were all acquired, converted, or exercised for Delivery of OTSUKA KAGU common shares under the initial conditions, and shall be applied from the day immediately following the pay-in date or the last day of the pay-in period for the relevant securities or rights (in the case of a gratis allotment, the effective date), or if rights are granted to shareholders to receive allotment of such securities or rights in the relevant offering, from the day immediately following the record date for determining the shareholders to which such rights will be granted (if a record date is not specified, the effective date).

(3)	① In calculations using the Exercise Price Adjustment Formula, any fractions of one yen will be discarded.

②

The market price used in the Exercise Price Adjustment Formula shall be the average closing price for ordinary trades of OTSUKA KAGU common shares on the Tokyo Stock Exchange for the period of 30 trading days (excluding the number of days without a closing price) beginning on the 45th trading day prior to the date the Adjusted Exercise Price is applied.

In this case, any fraction of one yen arising in the calculation of the average price will be discarded.

③

The Unadjusted Exercise Price used in the Exercise Price Adjustment Formula shall be the Exercise Price that is valid on the day preceding the date the Adjusted Exercise Price is applied, and the number of issued shares used in the Exercise Price Adjustment Formula, shall be the number obtained by deducting the number of OTSUKA KAGU common shares held by OTSUKA KAGU from the number of issued shares of OTSUKA KAGU on the record date in a case where rights to receive allotment of shares are granted to shareholders in the relevant offering, or in other cases, on the day one month prior to the day the Adjusted Exercise Price is applied. Further, if a split of OTSUKA KAGU common shares is carried out, the number of shares to be Delivered used in the Exercise Price Adjustment Formula shall not include the number of OTSUKA KAGU common shares that OTSUKA KAGU holds on the record date.

④

If the difference between the Adjusted Exercise Price calculated using the Exercise Price Adjustment Formula is less than one yen, the Exercise Price will not be adjusted; provided, however, that if an event subsequently occurs that requires adjustment of the Exercise Price and the Exercise Price is adjusted, instead of the Unadjusted Exercise Price in the Exercise Price Adjustment Formula, the Unadjusted Exercise Price less such difference shall be used.

(4)	In addition to the cases set forth in Item (2), OTSUKA KAGU will make necessary adjustments to the Exercise

Price in the following cases.

①	A case where adjustment of the Exercise Price is necessary because of a share combination, merger, corporate split, share transfer, or share exchange;

②

In addition to the preceding sub-item ①, a case where adjustment of the Exercise Price is necessary because of the occurrence of an event that causes or may cause a change in the number of issued shares of OTSUKA KAGU; and

③

A case where two or more events requiring adjustment of the Exercise Price occur consecutively and it is necessary, with respect to the market price to be used in the calculation of the Adjusted Exercise Price pursuant to one of the events, to consider the impact of another event.

(5)

If the Exercise Price is adjusted in accordance with the provisions of the preceding items, OTSUKA KAGU shall provide Subscription Right Holder with prior written notice of the adjustment and the reasons therefor, the Unadjusted Exercise Price, the Adjusted Exercise Price and the date of its application, and other necessary measures; provided, however, that if such notice cannot be given by the day preceding the date of application, notice shall be given promptly on or after the date of application.

6.	Exercise period for subscription rights

From March 11, 2019 to the end of bank business hours in Tokyo on March 3, 2022 (“Final Day”) (“Exercise Period”); provided, however, that if the Last Day of the Exercise Period is not a bank business day, then the immediately preceding bank business day shall be the Last Day.

7.	Conditions for exercise of subscription rights

Partial exercise of a Subscription Right is not permitted.

8.	Matters relating to capital and capital reserves increasing in case of issuance of shares through exercise of subscription rights

(1)

The amount of stated capital increasing upon the issuance of shares through exercise of Subscription Rights shall be half the amount of the maximum amount of increase in stated capital calculated in accordance with Article 17, Paragraph 1 of the Regulation on Corporate Accounting, and if the calculation result contains a fraction of one yen, the fraction shall be rounded up.

(2)

The amount of capital reserves increasing upon the issuance of shares through exercise of Subscription Rights shall be the maximum amount of increase in stated capital set forth in the preceding item less the amount of increase in stated capital specified in the preceding item.

9.	Restrictions on acquisition of subscription rights by transfer

Acquisition of Subscription Rights by transfer requires OTSUKA KAGU’s approval by a resolution of the Board of Directors of OTSUKA KAGU.

10.	Exercising subscription rights

(1)

When exercising Subscription Rights, during the Exercise Period specified in Paragraph 6, notice of the matters required for an exercise request shall be given to the place for receiving exercise requests specified in Paragraph 12.

(2)

When exercising Subscription Rights, in addition to the exercise request notice of the preceding item, the full amount of the value of assets to be paid in upon exercise of the Subscription Rights shall be transferred in cash to the account designated by OTSUKA KAGU at the payment handling location specified in Paragraph 13.

(3)

The exercise of Subscription Rights shall come into effect on the day notice of all required matters for the exercise request has been given to the place for receiving exercise requests specified in Paragraph 12 and the full amount of the value of assets to be paid in upon exercise of the Subscription Rights has been paid into the account specified in the preceding item.

11.	Method of delivery of shares

After the exercise of subscription rights comes into effect, OTSUKA KAGU will deliver the shares by recording the increase in the transfer shares in the holding column of the transfer account book at the transfer institution or account management institution designated by SRH for such exercise.

12.	Place for receiving exercise requests

OTSUKA KAGU CO., LTD.: Accounting Department

13.	Pay-in amount for subscription rights and payment handling location for money to be paid in upon exercise of subscription rights

Sumitomo Mitsui Banking Corporation, Main Branch, Sales Division

Mitsubishi UFJ Trust and Banking Corporation, Main Branch, Sales Division

14.	Method of notice to Subscription Right Holder

Any notice to SRH, unless otherwise provided by laws and regulations, shall be given by public notice as specified in OTSUKA KAGU’s Articles of Incorporation; provided, however, that, unless otherwise provided by laws and regulations, in lieu of the above method, SRH can be notified directly (including direct delivery, registered mail, courier service, facsimile transmission, and email transmission). When notice is given directly, it will be deemed that SRH has been notified when receipt is confirmed in the case of facsimile transmission or email transmission, or at the time actually received by SRH in the case of other methods.

15.	Pay-in amount per subscription right

350 yen

16.	Subscription rights allotment date and pay-in date

March 4, 2019

17.	Treatment in conjunction with amendment of the Companies Act or other laws and regulations or rules

If the provisions of the Companies Act or other Japanese laws, regulations, or rules relating to the issuance of share certificates or stock acquisition rights are amended after the allotment date of the Subscription Rights, OTSUKA KAGU shall be entitled to take necessary measures with respect to the handling of matters relating to the foregoing in accordance with the revised Companies Act or other Japanese laws, regulations, or rules and the purposes of these terms using methods that OTSUKA KAGU determines to be appropriate.

End

Attachment 2 Particulars of YAMADA HOLDINGS Series 1 Subscription Rights

1.	Name of subscription rights

YAMADA HOLDINGS CO., LTD. Series 1 Subscription Rights (“Subscription Rights”)

2.	Class and number of shares subject to subscription rights

The class of shares subject to the Subscription Rights shall be OTSUKA KAGU common shares, and the number of OTSUKA KAGU common shares that OTSUKA KAGU will issue, or alternatively the number of OTSUKA KAGU common shares held by OTSUKA KAGU that it will dispose of (issuance or disposal of OTSUKA KAGU common shares is hereinafter referred to as “Delivery”, “to Deliver”, etc.), through the exercise of one Subscription Right shall be the greatest whole integer (any fraction of one share that occurs will be discarded, and cash adjustment will not be made) obtained by dividing 46,000 yen (“Contribution Amount”) by the Exercise Price (defined in Paragraph 4, Item (2)) that is valid at the relevant point in time. In a case where a holder of Subscription Rights (“Subscription Right Holder”) exercises multiple Subscription Rights simultaneously, the number of OTSUKA KAGU common shares that OTSUKA KAGU will Deliver shall be the greatest whole integer (any fraction of one share that occurs will be discarded, and cash adjustment will not be made) obtained by multiplying the number of Subscription Rights being exercised by the Subscription Right Holder by the Contribution Amount, and dividing the product thus obtained by the Exercise Price set forth above.

3.	Certificates of subscription rights

Certificates of subscription rights will not be issued with respect to the Subscription Rights.

4.	Value of assets to be paid in upon exercise of subscription rights

(1)	The value of assets to be paid in upon exercise of each Subscription Right shall be the Contribution Amount specified in Paragraph 2.

(2)

The price (“Exercise Price”) per YAMADA HOLDINGS common share used in the calculation of the number of YAMADA HOLDINGS common shares that YAMADA HOLDINGS will deliver through exercise of the Subscription Rights shall initially be 437/0.58 yen; provided, however, that the Exercise Price will be adjusted in accordance with the provisions of Paragraph 5.

5.	Adjustment of Exercise Price

(1)

If any of the events specified in Item (2) of this paragraph occurs on or after the day immediately following the allotment date for the Subscription Rights , and a change in the number of issued shares of OTSUKA KAGU occurs or may occur, OTSUKA KAGU will adjust the Exercise Price in accordance with the following formula (“EPA Formula”).

Adjusted Exercise Price	=	Unadjusted Exercise Price	x	Number of issued shares	+	Number of common shares to be delivered	x	Pay-in amount per share
Market price
Number of issued shares+Number of common shares to be delivered

(2)

Cases where the Exercise Price is adjusted in accordance with the Exercise Price Adjustment Formula, and time of application of the Adjusted Exercise Price shall be in accordance with the following provisions.

①	A case where OTSUKA KAGU common shares are Delivered for a pay-in amount less than the market price specified in the following sub-item ②:

(Cases where OTSUKA KAGU common shares are Delivered through the acquisition, conversion, or exercise of securities with provisions to the effect that OTSUKA KAGU common shares are to be Delivered, subscription rights enabling requests for Delivery of OTSUKA KAGU common shares (including those attached by bonds with subscription rights), or other securities or rights are excluded.)

The Adjusted Exercise Price shall be applied from the day immediately following the pay-in date or the last day of the pay-in period, or if rights are granted to shareholders to receive allotment of OTSUKA KAGU common shares in the relevant offering, from the day immediately following the record date for determining the shareholders to which such rights will be granted (if a record date is not specified, the pay-in date).

②	A case where a split of OTSUKA KAGU common shares or gratis allotment of OTSUKA KAGU common shares (“Share Split etc.”) is carried out:

The Adjusted Exercise Price shall be applied from the day immediately following the record date for determining the shareholders that will acquire shares through the Share Split etc. (if a record date is not specified, the effective date).

③

A case where securities or rights with provisions to the effect that OTSUKA KAGU common shares will be Delivered for a price less than the market price specified in the following sub-item ②, or subscription rights (including those attached to bonds with subscription rights) or other securities or rights enabling receipt of

Delivery of OTSUKA KAGU common shares for a price less than the market price specified in the following sub-item ② are Delivered (including a gratis allotment):

The Adjusted Exercise Price shall be calculated using the Exercise Price Adjustment Formula deeming that all of the securities or rights to be Delivered were all acquired, converted, or exercised for Delivery of OTSUKA KAGU common shares under the initial conditions, and shall be applied from the day immediately following the pay-in date or the last day of the pay-in period for the relevant securities or rights (in the case of a gratis allotment, the effective date), or if rights are granted to shareholders to receive allotment of such securities or rights in the relevant offering, from the day immediately following the record date for determining the shareholders to which such rights will be granted (if a record date is not specified, the effective date).

(3)	① In calculations using the Exercise Price Adjustment Formula, any fractions of one yen will be discarded.

②

The market price used in the Exercise Price Adjustment Formula shall be the average closing price for ordinary trades of OTSUKA KAGU common shares on the Tokyo Stock Exchange for the period of 30 trading days (excluding the number of days without a closing price) beginning on the 45th trading day prior to the date the Adjusted Exercise Price is applied.

In this case, any fraction of one yen arising in the calculation of the average price will be discarded.

③

The Unadjusted Exercise Price used in the Exercise Price Adjustment Formula shall be the Exercise Price that is valid on the day preceding the date the Adjusted Exercise Price is applied, and the number of issued shares used in the Exercise Price Adjustment Formula, shall be the number obtained by deducting the number of OTSUKA KAGU common shares held by OTSUKA KAGU from the number of issued shares of OTSUKA KAGU on the record date in a case where rights to receive allotment of shares are granted to shareholders in the relevant offering, or in other cases, on the day one month prior to the day the Adjusted Exercise Price is applied. Further, if a split of OTSUKA KAGU common shares is carried out, the number of shares to be Delivered used in the Exercise Price Adjustment Formula shall not include the number of OTSUKA KAGU common shares that OTSUKA KAGU holds on the record date.

④

If the difference between the Adjusted Exercise Price calculated using the Exercise Price Adjustment Formula is less than one yen, the Exercise Price will not be adjusted; provided, however, that if an event subsequently occurs that requires adjustment of the Exercise Price and the Exercise Price is adjusted, instead of the Unadjusted Exercise Price in the Exercise Price Adjustment Formula, the Unadjusted Exercise Price less such difference shall be used.

(4)	In addition to the cases set forth in Item (2), OTSUKA KAGU will make necessary adjustments to the Exercise Price in the following cases.

①	A case where adjustment of the Exercise Price is necessary because of a share combination, merger, corporate split, share transfer, or share exchange;

②

In addition to the preceding sub-item ①, a case where adjustment of the Exercise Price is necessary because of the occurrence of an event that causes or may cause a change in the number of issued shares of OTSUKA KAGU; and

③

A case where two or more events requiring adjustment of the Exercise Price occur consecutively and it is necessary, with respect to the market price to be used in the calculation of the Adjusted Exercise Price pursuant to one of the events, to consider the impact of another event.

(5)

If the Exercise Price is adjusted in accordance with the provisions of the preceding items, OTSUKA KAGU shall provide Subscription Right Holder with prior written notice of the adjustment and the reasons therefor, the Unadjusted Exercise Price, the Adjusted Exercise Price and the date of its application, and other necessary measures; provided, however, that if such notice cannot be given by the day preceding the date of application, notice shall be given promptly on or after the date of application.

6.	Exercise period for subscription rights

From September 1, 2021 to the end of bank business hours in Tokyo on March 3, 2022 (“Final Day”) (“Exercise Period”); provided, however, that if the Last Day of the Exercise Period is not a bank business day, then the immediately preceding bank business day shall be the Last Day.

7.	Conditions for exercise of subscription rights

Partial exercise of a Subscription Right is not permitted.

8.	Matters relating to capital and capital reserves increasing in case of issuance of shares through exercise of subscription rights

(1)

The amount of stated capital increasing upon the issuance of shares through exercise of Subscription Rights shall be half the amount of the maximum amount of increase in stated capital calculated in accordance with Article 17, Paragraph 1 of the Regulation on Corporate Accounting, and if the calculation result contains a fraction of one yen, the fraction shall be rounded up.

(2)

The amount of capital reserves increasing upon the issuance of shares through exercise of Subscription Rights shall be the maximum amount of increase in stated capital set forth in the preceding item less the amount of increase in stated capital specified in the preceding item.

9.	Restrictions on acquisition of subscription rights by transfer

Acquisition of Subscription Rights by transfer requires OTSUKA KAGU’s approval by a resolution of the Board of Directors of OTSUKA KAGU.

10.	Exercising subscription rights

(1)

When exercising Subscription Rights, during the Exercise Period specified in Paragraph 6, notice of the matters required for an exercise request shall be given to the place for receiving exercise requests designated by YAMADA HOLDINGS.

(2)

When exercising Subscription Rights, in addition to the exercise request notice of the preceding item, the full value of the assets to be paid in upon exercise of the Subscription Rights shall be transferred in cash to the account designated by YAMADA HOLDINGS at the payment handling location designated by YAMADA HOLDINGS.

(3)

The exercise of Subscription Rights shall come into effect on the day notice of all required matters for the exercise request has been given to the place receiving exercise requests designated by YAMADA HOLDINGS and the full value of the assets to be paid in upon exercise of the Subscription Rights has been paid into the account specified in the preceding item.

11.	Method of delivery of shares

After the exercise of subscription rights comes into effect, OTSUKA KAGU will deliver the shares by recording the increase in the transfer shares in the holding column of the transfer account book at the transfer institution or account management institution designated by SRH for such exercise.

12.	Method of notice to Subscription Right Holder

Any notice to SRH, unless otherwise provided by laws and regulations, shall be given by public notice as specified in OTSUKA KAGU’s Articles of Incorporation; provided, however, that, unless otherwise provided by laws and regulations, in lieu of the above method, SRH can be notified directly (including direct delivery, registered mail, courier service, facsimile transmission, and email transmission). When notice is given directly, it will be deemed that SRH has been notified when receipt is confirmed in the case of facsimile transmission or email transmission, or at the time actually received by SRH in the case of other methods.

13.	Pay-in amount per subscription right

Payment of money is not required in exchange for the Subscription Rights.

14.	Subscription rights allotment date

September 1, 2021

15.	Treatment in conjunction with amendment of the Companies Act or other laws and regulations or rules

If the provisions of the Companies Act or other Japanese laws, regulations, or rules relating to the issuance of share certificates or stock acquisition rights are amended after the allotment date of the Subscription Rights, OTSUKA KAGU shall be entitled to take necessary measures with respect to the handling of matters relating to the foregoing in accordance with the revised Companies Act or other Japanese laws, regulations, or rules and the purposes of these terms using methods that OTSUKA KAGU determines to be appropriate.

End

Attachment 3 Particulars of OTSUKA KAGU CO., LTD. Series 2 Subscription Rights

1.	Name of subscription rights

OTSUKA KAGU CO., LTD. Series 2 Subscription Rights (“Subscription Rights”)

2.	Class and number of shares subject to subscription rights

The class of shares subject to the Subscription Rights shall be OTSUKA KAGU common shares, and the number of OTSUKA KAGU common shares that OTSUKA KAGU will issue, or alternatively the number of OTSUKA KAGU common shares held by OTSUKA KAGU that it will dispose of (issuance or disposal of OTSUKA KAGU common shares is hereinafter referred to as “Delivery”, “to Deliver”, etc.), through the exercise of one Subscription Right shall be the greatest whole integer (any fraction of one share that occurs will be discarded, and cash adjustment will not be made) obtained by dividing 46,000 yen (“Contribution Amount”) by the Exercise Price (defined in Paragraph 4, Item (2)) that is valid at the relevant point in time. In a case where a holder of Subscription Rights (“Subscription Right Holder”) exercises multiple Subscription Rights simultaneously, the number of OTSUKA KAGU common shares that OTSUKA KAGU will Deliver shall be the greatest whole integer (any fraction of one share that occurs will be discarded, and cash adjustment will not be made) obtained by multiplying the number of Subscription Rights being exercised by the Subscription Right Holder by the Contribution Amount, and dividing the product thus obtained by the Exercise Price set forth above.

3.	Certificates of subscription rights

Certificates of subscription rights will not be issued with respect to the Subscription Rights.

4.	Value of assets to be paid in upon exercise of subscription rights

(1)	The value of assets to be paid in upon exercise of each Subscription Right shall be the Contribution Amount specified in Paragraph 2.

(2)

The price per OTSUKA KAGU common share used in the calculation of the number of OTSUKA KAGU common shares that OTSUKA KAGU is to Deliver through the exercise of Subscription Rights shall initially be 437 yen; provided, however, that the Exercise Price will be adjusted in accordance with the provisions of Paragraph 5.

5.	Adjustment of Exercise Price

(1)

If any of the events specified in Item (2) of this paragraph occurs on or after the day immediately following the allotment date for the Subscription Rights, and a change in the number of issued shares of OTSUKA KAGU occurs or may occur, OTSUKA KAGU will adjust the Exercise Price in accordance with the following formula (“EPA Formula”).

Adjusted Exercise Price	=	Unadjusted Exercise Price	x	Number of issued shares	+	Number of common shares to be delivered	x	Pay-in amount per share
Market price
Number of issued shares+Number of common shares to be delivered

(2)

Cases where the Exercise Price is adjusted in accordance with the Exercise Price Adjustment Formula, and time of application of the Adjusted Exercise Price shall be in accordance with the following provisions.

①	A case where OTSUKA KAGU common shares are Delivered for a pay-in amount less than the market price specified in the following sub-item ②:

(Cases where OTSUKA KAGU common shares are Delivered through the acquisition, conversion, or exercise of securities with provisions to the effect that OTSUKA KAGU common shares are to be Delivered, subscription rights enabling requests for Delivery of OTSUKA KAGU common shares (including those attached by bonds with subscription rights), or other securities or rights are excluded.)

The Adjusted Exercise Price shall be applied from the day immediately following the pay-in date or the last day of the pay-in period, or if rights are granted to shareholders to receive allotment of OTSUKA KAGU common shares in the relevant offering, from the day immediately following the record date for determining the shareholders to which such rights will be granted (if a record date is not specified, the pay-in date).

②	A case where a split of OTSUKA KAGU common shares or gratis allotment of OTSUKA KAGU common shares (“Share Split etc.”) is carried out:

The Adjusted Exercise Price shall be applied from the day immediately following the record date for determining the shareholders that will acquire shares through the Share Split etc. (if a record date is not specified, the effective date).

③

A case where securities or rights with provisions to the effect that OTSUKA KAGU common shares will be Delivered for a price less than the market price specified in the following sub-item ②, or subscription rights (including those attached to bonds with subscription rights) or other securities or rights enabling receipt of

Delivery of OTSUKA KAGU common shares for a price less than the market price specified in the following sub-item ② are Delivered (including a gratis allotment):

The Adjusted Exercise Price shall be calculated using the Exercise Price Adjustment Formula deeming that all of the securities or rights to be Delivered were all acquired, converted, or exercised for Delivery of OTSUKA KAGU common shares under the initial conditions, and shall be applied from the day immediately following the pay-in date or the last day of the pay-in period for the relevant securities or rights (in the case of a gratis allotment, the effective date), or if rights are granted to shareholders to receive allotment of such securities or rights in the relevant offering, from the day immediately following the record date for determining the shareholders to which such rights will be granted (if a record date is not specified, the effective date).

(3)	① In calculations using the Exercise Price Adjustment Formula, any fractions of one yen will be discarded.

②

The market price used in the Exercise Price Adjustment Formula shall be the average closing price for ordinary trades of OTSUKA KAGU common shares on the Tokyo Stock Exchange for the period of 30 trading days (excluding the number of days without a closing price) beginning on the 45th trading day prior to the date the Adjusted Exercise Price is applied.

In this case, any fraction of one yen arising in the calculation of the average price will be discarded.

③

The Unadjusted Exercise Price used in the Exercise Price Adjustment Formula shall be the Exercise Price that is valid on the day preceding the date the Adjusted Exercise Price is applied, and the number of issued shares used in the Exercise Price Adjustment Formula, shall be the number obtained by deducting the number of OTSUKA KAGU common shares held by OTSUKA KAGU from the number of issued shares of OTSUKA KAGU on the record date in a case where rights to receive allotment of shares are granted to shareholders in the relevant offering, or in other cases, on the day one month prior to the day the Adjusted Exercise Price is applied. Further, if a split of OTSUKA KAGU common shares is carried out, the number of shares to be Delivered used in the Exercise Price Adjustment Formula shall not include the number of OTSUKA KAGU common shares that OTSUKA KAGU holds on the record date.

④

If the difference between the Adjusted Exercise Price calculated using the Exercise Price Adjustment Formula is less than one yen, the Exercise Price will not be adjusted; provided, however, that if an event subsequently occurs that requires adjustment of the Exercise Price and the Exercise Price is adjusted, instead of the Unadjusted Exercise Price in the Exercise Price Adjustment Formula, the Unadjusted Exercise Price less such difference shall be used.

(4)	In addition to the cases set forth in Item (2), OTSUKA KAGU will make necessary adjustments to the Exercise Price in the following cases.

①	A case where adjustment of the Exercise Price is necessary because of a share combination, merger, corporate split, share transfer, or share exchange;

②

In addition to the preceding sub-item ①, a case where adjustment of the Exercise Price is necessary because of the occurrence of an event that causes or may cause a change in the number of issued shares of OTSUKA KAGU; and

③

A case where two or more events requiring adjustment of the Exercise Price occur consecutively and it is necessary, with respect to the market price to be used in the calculation of the Adjusted Exercise Price pursuant to one of the events, to consider the impact of another event.

(5)

If the Exercise Price is adjusted in accordance with the provisions of the preceding items, OTSUKA KAGU shall provide Subscription Right Holder with prior written notice of the adjustment and the reasons therefor, the Unadjusted Exercise Price, the Adjusted Exercise Price and the date of its application, and other necessary measures; provided, however, that if such notice cannot be given by the day preceding the date of application, notice shall be given promptly on or after the date of application.

6.	Exercise period for subscription rights

From April 2, 2019 to the end of bank business hours in Tokyo on March 3, 2024 (“Final Day”) (“Exercise Period”); provided, however, that if the Last Day of the Exercise Period is not a bank business day, then the immediately preceding bank business day shall be the Last Day.

7.	Conditions for exercise of subscription rights

Partial exercise of a Subscription Right is not permitted.

8.	Matters relating to capital and capital reserves increasing in case of issuance of shares through exercise of subscription rights

(1)

The amount of stated capital increasing upon the issuance of shares through exercise of Subscription Rights shall be half the amount of the maximum amount of increase in stated capital calculated in accordance with Article 17, Paragraph 1 of the Regulation on Corporate Accounting, and if the calculation result contains a fraction of one yen, the fraction shall be rounded up.

(2)

The amount of capital reserves increasing upon the issuance of shares through exercise of Subscription Rights shall be the maximum amount of increase in stated capital set forth in the preceding item less the amount of increase in stated capital specified in the preceding item.

9.	Restrictions on acquisition of subscription rights by transfer

Acquisition of Subscription Rights by transfer requires OTSUKA KAGU’s approval by a resolution of the Board of Directors of OTSUKA KAGU.

10.	Exercising subscription rights

(1)

When exercising Subscription Rights, during the Exercise Period specified in Paragraph 6, notice of the matters required for an exercise request shall be given to the place for receiving exercise requests specified in Paragraph 12.

(2)

When exercising Subscription Rights, in addition to the exercise request notice of the preceding item, the full amount of the value of assets to be paid in upon exercise of the Subscription Rights shall be transferred in cash to the account designated by OTSUKA KAGU at the payment handling location specified in Paragraph 13.

(3)

The exercise of Subscription Rights shall come into effect on the day notice of all required matters for the exercise request has been given to the place for receiving exercise requests specified in Paragraph 12 and the full amount of the value of assets to be paid in upon exercise of the Subscription Rights has been paid into the account specified in the preceding item.

11.	Method of delivery of shares

After the exercise of subscription rights comes into effect, OTSUKA KAGU will deliver the shares by recording the increase in the transfer shares in the holding column of the transfer account book at the transfer institution or account management institution designated by SRH for such exercise.

12.	Place for receiving exercise requests

OTSUKA KAGU CO., LTD.: Accounting Department

13.	Pay-in amount for subscription rights and payment handling location for money to be paid in upon exercise of subscription rights

Sumitomo Mitsui Banking Corporation, Main Branch, Sales Division

Mitsubishi UFJ Trust and Banking Corporation, Main Branch, Sales Division

14.	Method of notice to Subscription Right Holder

Any notice to SRH, unless otherwise provided by laws and regulations, shall be given by public notice as specified in OTSUKA KAGU’s Articles of Incorporation; provided, however, that, unless otherwise provided by laws and regulations, in lieu of the above method, SRH can be notified directly (including direct delivery, registered mail, courier service, facsimile transmission, and email transmission). When notice is given directly, it will be deemed that SRH has been notified when receipt is confirmed in the case of facsimile transmission or email transmission, or at the time actually received by SRH in the case of other methods.

15.	Pay-in amount per subscription right

260 yen

16.	Subscription rights allotment date and pay-in date

April 1, 2019

17.	Treatment in conjunction with amendment of the Companies Act or other laws and regulations or rules

If the provisions of the Companies Act or other Japanese laws, regulations, or rules relating to the issuance of share certificates or stock acquisition rights are amended after the allotment date of the Subscription Rights, OTSUKA KAGU shall be entitled to take necessary measures with respect to the handling of matters relating to the foregoing in accordance with the revised Companies Act or other Japanese laws, regulations, or rules and the purposes of these terms using methods that OTSUKA KAGU determines to be appropriate.

End

Attachment 4 Particulars of YAMADA HOLDINGS Series 2 Subscription Rights

1.	Name of subscription rights

YAMADA HOLDINGS CO., LTD. Series 2 Subscription Rights (“Subscription Rights”)

2.	Class and number of shares subject to subscription rights

The class of shares subject to the Subscription Rights shall be OTSUKA KAGU common shares, and the number of OTSUKA KAGU common shares that OTSUKA KAGU will issue, or alternatively the number of OTSUKA KAGU common shares held by OTSUKA KAGU that it will dispose of (issuance or disposal of OTSUKA KAGU common shares is hereinafter referred to as “Delivery”, “to Deliver”, etc.), through the exercise of one Subscription Right shall be the greatest whole integer (any fraction of one share that occurs will be discarded, and cash adjustment will not be made) obtained by dividing 46,000 yen (“Contribution Amount”) by the Exercise Price (defined in Paragraph 4, Item (2)) that is valid at the relevant point in time. In a case where a holder of Subscription Rights (“Subscription Right Holder”) exercises multiple Subscription Rights simultaneously, the number of OTSUKA KAGU common shares that OTSUKA KAGU will Deliver shall be the greatest whole integer (any fraction of one share that occurs will be discarded, and cash adjustment will not be made) obtained by multiplying the number of Subscription Rights being exercised by the Subscription Right Holder by the Contribution Amount, and dividing the product thus obtained by the Exercise Price set forth above.

3.	Certificates of subscription rights

Certificates of subscription rights will not be issued with respect to the Subscription Rights.

4.	Value of assets to be paid in upon exercise of subscription rights

(1)	The value of assets to be paid in upon exercise of each Subscription Right shall be the Contribution Amount specified in Paragraph 2.

(2)

The price (“Exercise Price”) per YAMADA HOLDINGS common share used in the calculation of the number of YAMADA HOLDINGS common shares that YAMADA HOLDINGS will deliver through exercise of the Subscription Rights shall initially be 437/0.58 yen; provided, however, that the Exercise Price will be adjusted in accordance with the provisions of Paragraph 5.

5.	Adjustment of Exercise Price

(1)

If any of the events specified in Item (2) of this paragraph occurs on or after the day immediately following the allotment date for the Subscription Rights, and a change in the number of issued shares of OTSUKA KAGU occurs or may occur, OTSUKA KAGU will adjust the Exercise Price in accordance with the following formula (“EPA Formula”).

Adjusted Exercise Price	=	Unadjusted Exercise Price	x	Number of issued shares	+	Number of common shares to be delivered	x	Pay-in amount per share
Market price
Number of issued shares+Number of common shares to be delivered

(2)

Cases where the Exercise Price is adjusted in accordance with the Exercise Price Adjustment Formula, and time of application of the Adjusted Exercise Price shall be in accordance with the following provisions.

①	A case where OTSUKA KAGU common shares are Delivered for a pay-in amount less than the market price specified in the following sub-item ②:

(Cases where OTSUKA KAGU common shares are Delivered through the acquisition, conversion, or exercise of securities with provisions to the effect that OTSUKA KAGU common shares are to be Delivered, subscription rights enabling requests for Delivery of OTSUKA KAGU common shares (including those attached by bonds with subscription rights), or other securities or rights are excluded.)

The Adjusted Exercise Price shall be applied from the day immediately following the pay-in date or the last day of the pay-in period, or if rights are granted to shareholders to receive allotment of OTSUKA KAGU common shares in the relevant offering, from the day immediately following the record date for determining the shareholders to which such rights will be granted (if a record date is not specified, the pay-in date).

②	A case where a split of OTSUKA KAGU common shares or gratis allotment of OTSUKA KAGU common shares (“Share Split etc.”) is carried out:

The Adjusted Exercise Price shall be applied from the day immediately following the record date for determining the shareholders that will acquire shares through the Share Split etc. (if a record date is not specified, the effective date).

③

A case where securities or rights with provisions to the effect that OTSUKA KAGU common shares will be Delivered for a price less than the market price specified in the following sub-item ②, or subscription rights (including those attached to bonds with subscription rights) or other securities or rights enabling receipt of Delivery of OTSUKA KAGU common shares for a price less than the market price specified in the following sub-item ② are Delivered (including a gratis allotment):

The Adjusted Exercise Price shall be calculated using the Exercise Price Adjustment Formula deeming that all of the securities or rights to be Delivered were all acquired, converted, or exercised for Delivery of OTSUKA KAGU common shares under the initial conditions, and shall be applied from the day immediately following the pay-in date or the last day of the pay-in period for the relevant securities or rights (in the case of a gratis allotment, the effective date), or if rights are granted to shareholders to receive allotment of such securities or rights in the relevant offering, from the day immediately following the record date for determining the shareholders to which such rights will be granted (if a record date is not specified, the effective date).

(3)	① In calculations using the Exercise Price Adjustment Formula, any fractions of one yen will be discarded.

②

The market price used in the Exercise Price Adjustment Formula shall be the average closing price for ordinary trades of OTSUKA KAGU common shares on the Tokyo Stock Exchange for the period of 30 trading days (excluding the number of days without a closing price) beginning on the 45th trading day prior to the date the Adjusted Exercise Price is applied.

In this case, any fraction of one yen arising in the calculation of the average price will be discarded.

③

The Unadjusted Exercise Price used in the Exercise Price Adjustment Formula shall be the Exercise Price that is valid on the day preceding the date the Adjusted Exercise Price is applied, and the number of issued shares used in the Exercise Price Adjustment Formula, shall be the number obtained by deducting the number of OTSUKA KAGU common shares held by OTSUKA KAGU from the number of issued shares of OTSUKA KAGU on the record date in a case where rights to receive allotment of shares are granted to shareholders in the relevant offering, or in other cases, on the day one month prior to the day the Adjusted Exercise Price is applied. Further, if a split of OTSUKA KAGU common shares is carried out, the number of shares to be Delivered used in the Exercise Price Adjustment Formula shall not include the number of OTSUKA KAGU common shares that OTSUKA KAGU holds on the record date.

④

If the difference between the Adjusted Exercise Price calculated using the Exercise Price Adjustment Formula is less than one yen, the Exercise Price will not be adjusted; provided, however, that if an event subsequently occurs that requires adjustment of the Exercise Price and the Exercise Price is adjusted, instead of the Unadjusted Exercise Price in the Exercise Price Adjustment Formula, the Unadjusted Exercise Price less such difference shall be used.

(4)	In addition to the cases set forth in Item (2), OTSUKA KAGU will make necessary adjustments to the Exercise Price in the following cases.

①	A case where adjustment of the Exercise Price is necessary because of a share combination, merger, corporate split, share transfer, or share exchange;

②

In addition to the preceding sub-item ①, a case where adjustment of the Exercise Price is necessary because of the occurrence of an event that causes or may cause a change in the number of issued shares of OTSUKA KAGU; and

③

A case where two or more events requiring adjustment of the Exercise Price occur consecutively and it is necessary, with respect to the market price to be used in the calculation of the Adjusted Exercise Price pursuant to one of the events, to consider the impact of another event.

(5)

If the Exercise Price is adjusted in accordance with the provisions of the preceding items, OTSUKA KAGU shall provide Subscription Right Holder with prior written notice of the adjustment and the reasons therefor, the Unadjusted Exercise Price, the Adjusted Exercise Price and the date of its application, and other necessary measures; provided, however, that if such notice cannot be given by the day preceding the date of application, notice shall be given promptly on or after the date of application.

6.	Exercise period for subscription rights

From September 1, 2021 to the end of bank business hours in Tokyo on March 3, 2024 (“Final Day”) (“Exercise Period”); provided, however, that if the Last Day of the Exercise Period is not a bank business day, then the immediately preceding bank business day shall be the Last Day.

7.	Conditions for exercise of subscription rights

Partial exercise of a Subscription Right is not permitted.

8.	Matters relating to capital and capital reserves increasing in case of issuance of shares through exercise of subscription rights

(1)

The amount of stated capital increasing upon the issuance of shares through exercise of Subscription Rights shall be half the amount of the maximum amount of increase in stated capital calculated in accordance with Article 17, Paragraph 1 of the Regulation on Corporate Accounting, and if the calculation result contains a fraction of one yen, the fraction shall be rounded up.

(2)

The amount of capital reserves increasing upon the issuance of shares through exercise of Subscription Rights shall be the maximum amount of increase in stated capital set forth in the preceding item less the amount of increase in stated capital specified in the preceding item.

9.	Restrictions on acquisition of subscription rights by transfer

Acquisition of Subscription Rights by transfer requires OTSUKA KAGU’s approval by a resolution of the Board of Directors of OTSUKA KAGU.

10.	Exercising subscription rights

(1)

When exercising Subscription Rights, during the Exercise Period specified in Paragraph 6, notice of the matters required for an exercise request shall be given to the place for receiving exercise requests designated by YAMADA HOLDINGS.

(2)

When exercising Subscription Rights, in addition to the exercise request notice of the preceding item, the full value of the assets to be paid in upon exercise of the Subscription Rights shall be transferred in cash to the account designated by YAMADA HOLDINGS at the payment handling location designated by YAMADA HOLDINGS.

(3)

The exercise of Subscription Rights shall come into effect on the day notice of all required matters for the exercise request has been given to the place receiving exercise requests designated by YAMADA HOLDINGS and the full value of the assets to be paid in upon exercise of the Subscription Rights has been paid into the account specified in the preceding item.

11.	Method of delivery of shares

After the exercise of subscription rights comes into effect, OTSUKA KAGU will deliver the shares by recording the increase in the transfer shares in the holding column of the transfer account book at the transfer institution or account management institution designated by SRH for such exercise.

12.	Method of notice to Subscription Right Holder

Any notice to SRH, unless otherwise provided by laws and regulations, shall be given by public notice as specified in OTSUKA KAGU’s Articles of Incorporation; provided, however, that, unless otherwise provided by laws and regulations, in lieu of the above method, SRH can be notified directly (including direct delivery, registered mail, courier service, facsimile transmission, and email transmission). When notice is given directly, it will be deemed that SRH has been notified when receipt is confirmed in the case of facsimile transmission or email transmission, or at the time actually received by SRH in the case of other methods.

13.	Pay-in amount per subscription right

Payment of money is not required in exchange for the Subscription Rights.

14.	Subscription rights allotment date

September 1, 2021

15.	Treatment in conjunction with amendment of the Companies Act or other laws and regulations or rules

If the provisions of the Companies Act or other Japanese laws, regulations, or rules relating to the issuance of share certificates or stock acquisition rights are amended after the allotment date of the Subscription Rights, OTSUKA KAGU shall be entitled to take necessary measures with respect to the handling of matters relating to the foregoing in accordance with the revised Companies Act or other Japanese laws, regulations, or rules and the purposes of these terms using methods that OTSUKA KAGU determines to be appropriate.

End